UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12
M & F WORLDWIDE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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M & F WORLDWIDE CORP.

35 East 62nd Street
New York, New York 10065
Tel: 212-572-8600

April 22, 2011

To Our Stockholders:

We cordially invite you to attend the 2011 Annual Meeting of Stockholders of M & F Worldwide Corp., which we will hold at the Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, on Thursday, May 19, 2011, at 8:00 a.m. Central Time.

Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy that will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable to attend. Additionally, you may also access the proxy materials on the Internet at http://mandfworldwide.com/Financial_reporting/proxy_materials.htm. If you desire to vote in accordance with management’s recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible.

Sincerely yours,

Barry F. Schwartz
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE FOR 2010
GRANTS OF PLAN-BASED AWARDS FOR 2010
PENSION BENEFITS FOR 2010
NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2010
POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL FOR 2010
DIRECTOR COMPENSATION FOR 2010
PROPOSAL 2 -- APPROVAL OF INCENTIVE COMPENSATION ARRANGEMENTS FOR HARLAND CLARKE HOLDINGS’ PRESIDENT AND CHIEF EXECUTIVE OFFICER
PROPOSAL 3 -- APPROVAL OF THE M & F WORLDWIDE CORP. 2011 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 4 -- ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 5 -- ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL 6 -- RATIFICATION OF SELECTION OF AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS

M & F WORLDWIDE CORP.

35 East 62nd Street
New York, New York 10065
Tel: 212-572-8600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
M & F Worldwide Corp.:

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of M & F Worldwide Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on the 19th day of May 2011 at 8:00 a.m., Central Time, at the Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, for the following purposes:

1.	To elect the nominees for the Board of Directors of the Company to serve until the annual meeting in 2014 and until such directors’ successors are duly elected and shall have qualified;

2.	To approve certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended;

3.	To approve the M & F Worldwide Corp. 2011 Long Term Incentive Plan for purposes of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of future advisory votes on executive compensation;

6.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2011; and

7.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record at the close of business on April 11, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 35 East 62nd Street, New York, New York 10065, for at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting To be Held on May 19, 2011

As permitted by new Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy statement and our Annual Report on Form 10-K are available at http://mandfworldwide.com/Financial_reporting/proxy_materials.htm, which does not have “cookies” that identify visitors to the site.

To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since you may revoke a proxy at any time, you may vote in person at the Annual Meeting even if you have returned a proxy.

By Order of the Board of Directors,

M & F WORLDWIDE CORP.

April 22, 2011

PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
IN ACCORDANCE WITH YOUR WISHES.

M & F WORLDWIDE CORP.

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held May 19, 2011

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of M & F Worldwide Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), of proxies to be voted at the 2011 Annual Meeting of Stockholders to be held on the 19th day of May 2011 at 8:00 a.m., Central Time, at the Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being sent to stockholders on or about April 25, 2011.

At the Annual Meeting, the Company will ask its stockholders (1) to elect the following persons as directors of the Company until the Company’s annual meeting in 2014 and until such directors’ successors are duly elected and shall have qualified: Philip E. Beekman, William Bevins, Viet D. Dinh, General John M. Keane and Stephen G. Taub; (2) to approve certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (3) to approve the M & F Worldwide Corp. 2011 Long Term Incentive Plan for purposes of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Code; (4) to hold an advisory vote on executive compensation; (5) to hold an advisory vote on the frequency of future advisory votes on executive compensation; (6) to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2011; and (7) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10065, and the telephone number is 212-572-8600.

Solicitation and Voting of Proxies; Revocation

All proxies duly executed and received by the Company, unless such proxies have been previously revoked, will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement; FOR approval of certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Code; FOR approval of the 2011 LTIP for purposes of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162(m) of the Code; FOR the approval on an advisory basis of the compensation of the Company’s named executive officers; FOR the approval of an advisory vote on executive compensation to be held every three years; and FOR ratification of the appointment of the independent auditor. The Company has no knowledge of any other matter to be brought before the meeting. The submission of a signed proxy will not affect a stockholder’s right to attend, or vote in person at the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10065, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefore. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on April 11, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 19,333,931 shares of Common Stock, each of which is entitled to one vote.

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion), if any, shall be counted for purposes of determining whether a quorum exists.

A plurality of the votes cast at the Annual Meeting is required to elect the nominees for the Board of Directors of the Company. For the election of directors, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists, as described above. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present, is required to ratify the appointment of the independent auditor, for the approval of incentive compensation arrangements for Harland Clarke Holdings’ President and Chief Executive Officer for 162(m) purposes, for the approval of the M&F Worldwide Corp. 2011 Long Term Incentive Plan for 162(m) purposes, for the advisory vote on compensation and for the advisory vote on frequency of future advisory votes on executive compensation. For these proposals, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists, as described above.

MFW Holdings One LLC (“Holdings One”) and MFW Holdings Two LLC (“Holdings Two”), each a Delaware limited liability company, beneficially own approximately 37.5% and 5.2%, respectively, of the outstanding Common Stock as of the Record Date. Holdings One and Holdings Two are wholly owned by MacAndrews & Forbes Holdings Inc. (“MacAndrews Holdings”), the sole stockholder of which is Ronald O. Perelman. In addition, Mr. Perelman holds 133,334 shares of outstanding Common Stock. Holdings One, Holdings Two and Mr. Perelman have informed the Company of their intention to vote their shares of Common Stock FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement; FOR approval of certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Code; FOR approval of the 2011 LTIP for purposes of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162(m) of the Code; FOR the approval on an advisory basis of the compensation of the Company’s named executive officers; FOR the approval of an advisory vote on executive compensation to be held every three years; and FOR ratification of the appointment of the independent auditor. Based on the foregoing, the presence, in person or by properly executed proxy, of the holders of 1,406,300 additional shares of Common Stock (representing approximately 7.3% of the shares of Common Stock outstanding as of the Record Date) would be required to constitute a quorum and elect the director nominees, approve certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Code, approve the 2011 LTIP for purposes of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162(m) of the Code, approve on an advisory basis the compensation of the Company’s named executive officers, approve an advisory vote on executive compensation to be held every three years, and ratify the appointment of the independent auditor.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors consists of Ronald O. Perelman, Philip E. Beekman, William C. Bevins, Martha L. Byorum, Charles T. Dawson, Viet D. Dinh, Theo W. Folz, General John M. Keane (ret.), Paul M. Meister, Barry F. Schwartz, Bruce Slovin, Stephen G. Taub and Carl B. Webb. The Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

Since September 2007, we have separated the role of President and Chief Executive Officer from the role of Chairman of the Board. Currently, Mr. Schwartz serves as President and Chief Executive Officer, and Mr. Perelman serves as Non-Executive Chairman of the Board of the Company. We believe that this board leadership structure is best for our Company and our stockholders. The President and Chief Executive Officer is responsible for the day-to-day leadership and management of the Company, and the Non-Executive Chairman is responsible for providing oversight, direction and leadership to the Board. Separating the role of Chief Executive Officer and Chairman of the Board provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our business partners, employees and stockholders.

The Board of Directors has nominated Messrs. Beekman, Bevins, Dinh, Keane and Taub for election as directors at the 2011 Annual Meeting to serve until the annual meeting in 2014. Messrs. Beekman, Bevins, Dinh, Keane and Taub are currently members of the Board of Directors whose terms expire at the Annual Meeting. All proxies duly executed and received by the Company, unless such proxies have been previously revoked, will be voted in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, the proxies solicited hereby will be voted FOR the election of the nominees listed herein. The Board of Directors has been informed that Messrs. Beekman, Bevins, Dinh, Keane and Taub are willing to serve as directors, but if any of them should decline or be unable to act as a director, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the individuals named in the proxies will vote for the election of such other person or persons. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

Nominees for directors will be elected by a plurality of the votes cast at the Annual Meeting. For the election of directors, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists.

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees listed herein for director.

Directors and Director Nominees

The name, age (as of March 31, 2011), period of service as a director of the Company, principal occupation and selected biographical information of each director and director nominee are set forth below.

Ronald O. Perelman (68) has been a director of the Company since 1995 and has been Chairman of the Board of the Company from 1995 to 1997 and since September 2007. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews Holdings and MacAndrews & Forbes LLC (together with MacAndrews Holdings, “MacAndrews & Forbes”), which are diversified holding companies, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Revlon Consumer Products Corporation (“Revlon Products”) and Revlon, Inc. (“Revlon”). Mr. Perelman is a director of the following companies which file reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Revlon Products, Revlon and Scientific Games Corporation. He also previously served as a manager of Allied Security Holdings LLC and REV Holdings LLC and on the board of directors of Panavision Inc. each of which ceased to be reporting companies under the Exchange Act in 2008, 2006 and 2006, respectively. Mr. Perelman’s term as a director of the Company expires in 2013. Mr. Perelman brings to our Board over 30 years of experience as an investor and financier. Mr. Perelman’s extensive expertise with mergers and acquisitions, business strategy and management provides valuable insight to our Board.

Philip E. Beekman (79) has been a director of the Company since 2003. Mr. Beekman has been President of Owl Hollow Enterprises, a consulting and investment company, for more than the past five years. From 1986 to 1994, Mr. Beekman was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc., from 1977 to 1986 he was President and Chief Operating Officer of Seagram Company Limited and from 1973 to 1976 he was President of Colgate Palmolive Co. International. He also previously served on the board of directors of Linens N Things Inc. which ceased to be a reporting company under the Exchange Act as a result of the company’s filing for bankruptcy on May 2, 2008. Mr. Beekman’s term as a director of the Company expires at the Annual Meeting. Mr. Beekman brings to our Board significant general operating and management expertise as a result of serving in the role of President, Chief Executive Officer and Chief Operating Officer at other companies over the past 40 years. Mr. Beekman’s experience provides our Board with insight relating to strategy, capital markets, corporate finance, accounting and general management.

William C. Bevins (65) has been a director of the Company since 2008. Mr. Bevins has been Chief Executive Officer of Panavision Inc. since June 2009 and has been Senior Executive Vice President of MacAndrews Holdings since December 2010. Mr. Bevins was a consultant to MacAndrews Holdings from 1997 to 2000. He served as President and Chief Executive Officer and as a director of Andrews Group Incorporated, an entertainment media holding company, from 1988 to his retirement in 1997, as well as of its two publicly traded operating subsidiaries, New World Communications Group Incorporated (from 1993 to 1997) and Marvel Entertainment Group, Inc. (from 1989 to 1996). From 1979 to 1988, he was Chief Financial Officer of Turner Broadcasting System, Inc., a media and entertainment company, and from 1968 to 1979, he was a certified public accountant with Price Waterhouse & Co. Mr. Bevins’ term as a director of the Company expires at the Annual Meeting. Mr. Bevins brings to our Board significant management experience with over 30 years experience in roles such as President and Chief Executive Officer of Panavision Inc., Andrews Group Incorporated, Marvel Entertainment Group, Inc. and New World Communications Group Incorporated. In addition, through his experience as an accountant and Chief Financial Officer, Mr. Bevins provides our Board with guidance relating to management, accounting and finance matters.

Martha L. Byorum (62) has been a director of the Company since 2007. Ms. Byorum is currently Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., a private investment banking firm. From 2003 to 2004, Ms. Byorum served as Chief Executive Officer of Cori Investment Advisors, LLC, which was spun off from Violy, Byorum & Partners (“VB&P”) in 2003. VB&P was an independent strategic advisory and investment banking firm specializing in Latin America. Prior to co-founding VB&P in 1996, Byorum had a 24-year career at Citibank, where, among other things, she served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group from 1986-1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She later was appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and Customer Group Executive with global responsibilities. Ms. Byorum is a director of the following company which files reports pursuant to the Exchange Act: Northwest Natural Gas Company. Ms. Byorum’s term as a director of the Company expires in 2013. Ms. Byorum brings to our Board significant experience working in the financial services and investment banking sector. Ms. Byorum’s corporate finance, accounting and strategic advisory experience provides valuable insight to our Board and Audit Committee.

Charles T. Dawson (62) has been a director of the Company since 2007. Mr. Dawson is President and Chief Executive Officer of the Company’s wholly owned subsidiary, Harland Clarke Holdings Corp. (“Harland Clarke Holdings”) and is Chief Executive Officer of its wholly owned subsidiary Harland Clarke Corp. (“Harland Clarke”). He was President of Clarke American Corp. (“Clarke American”), a predecessor of Harland Clarke Holdings, from April 2005 until May 2007. His previous roles at Clarke American were Executive Vice President/General Manager of Partnership Development from February 2003 to April 2005 and Senior Vice President/General Manager of the National Account/Securities/Business Development divisions from July 2000 to February 2003. Mr. Dawson was the Chief Executive Officer of Rocky Mountain Bank Note prior to joining Clarke American in 1992. Mr. Dawson is a director of Harland Clarke Holdings, which files reports pursuant to the Exchange Act. Mr. Dawson’s term as a director of the

Company expires in 2012. Mr. Dawson brings to our Board significant general operating and management expertise as a result of his role as President and Chief Executive Officer of Harland Clarke Holdings and his prior roles in senior management of Clarke American. As President and Chief Executive Officer of one of our wholly owned subsidiaries, Mr. Dawson provides unique insight to our Board concerning the management of Harland Clarke, Harland Financial Solutions and Scantron.

Viet D. Dinh (43) has been a director of the Company since 2007. Mr. Dinh is Professor of Law and Co-Director of Asian Law and Policy Studies at the Georgetown University Law Center. Mr. Dinh was U.S. Assistant Attorney General for Legal Policy from 2001 to 2003. Mr. Dinh is the founder and principal of Bancroft PLLC and General Counsel and Corporate Secretary of Strayer Education, Inc. He serves on the Board of Directors of the News Corporation. Mr. Dinh also served on the Board of Orchard Enterprises, Inc. which ceased to be a reporting company under the Exchange Act in 2010. Mr. Dinh also serves on the advisory boards of the Vietnam Veterans Memorial Center, the Section on National Security Law of the Association of American Law Schools, and the Standing Committee on National Security of the American Bar Association. Mr. Dinh’s term as a director of the Company expires at the Annual Meeting. Mr. Dinh brings to our Board extensive legal, governance and regulatory experience as both a professor of law and also from his legal service in both the public and private sectors. Mr. Dinh’s role as a member of the boards of directors of other public and private companies and non-profit agencies provides valuable insight to our Board.

Theo W. Folz (67) has been a director of the Company since 1996. He served as the Company’s President and Chief Executive Officer from 1996 to 1999 and as Chairman of the Board from 1997 to 1999. Mr. Folz was President and Chief Executive Officer of Consolidated Cigar Corporation and its successor company, Altadis U.S.A., a manufacturer of cigars, pipe tobacco and smokers’ accessories, from 1984 through September 2009. Mr. Folz’s term as a director of the Company expires in 2013. Mr. Folz brings to our Board significant knowledge of our Mafco Worldwide business having previously served as its President and Chief Executive Officer. Mr. Folz’s experience in the tobacco industry also provides unique insight to our Board.

General John M. Keane (ret.) (68) has been a director of the Company since September 2008 and is a senior partner, SCP Partners. He is President of GSI, LLC, a consulting firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a military contributor and analyst with Fox News and is a member of the United States Department of Defense Policy Board. He is also a member of the Council on Foreign Relations, a director of the George C. Marshall Foundation, chairman of the Knollwood Foundation and a trustee of the Rand Corporation. General Keane is a member of the Boards of Directors of MetLife, Inc., and General Dynamics Corporation, all of which file reports under the Exchange Act. He also previously served as a manager of Allied Security Holdings LLC, which ceased to be a reporting company under the Exchange Act in 2008, and as a director of Cyalume Technologies, Inc. General Keane’s term as a director of the Company expires at the Annual Meeting. General Keane brings to our Board significant general operating and management expertise having served as Chief Operating Officer of one of the world’s largest military organizations and as an advisor to high levels of government. In addition, General Keane’s service on the boards of directors of other public companies provides our Board with valuable insight into public company corporate governance.

Paul M. Meister (58) has been a director of the Company since 1995. Mr. Meister is a Founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private management and investment company. He is also Chairman and CEO of Inventive Health, Inc. (outsourced services to pharmaceutical, life science and health care industries). He retired as Chairman of the Board of Thermo Fisher Scientific Inc. (scientific instruments, equipment and supplies) in April 2007. From March 2001 to November 2006, Mr. Meister was Vice Chairman of Fisher Scientific International, Inc. and Chief Financial Officer of Fisher Scientific from March 1991 to March 2001. Mr. Meister is a director of LKQ Corporation, which files reports pursuant to the Exchange Act. Mr. Meister’s term as a director of the Company expires in 2012. Mr. Meister brings to our Board significant general operating and management expertise having served in executive positions with an S&P 500 company, including Chairman of the Board and Chief Financial Officer. In addition, Mr. Meister’s experience as a Chief Financial Officer and his understanding of financial statements, corporate finance, accounting and capital markets was instrumental in the decision to appoint him as Chairman of our Audit Committee.

Barry F. Schwartz (62) has been a director of the Company and President and Chief Executive Officer of the Company since January 2008. Prior to his appointment as President and Chief Executive Officer, he served as Executive Vice President of the Company from 1996 to January 2008, serving as interim President and Chief Executive Officer from September 2007 through January 2008. In addition, Mr. Schwartz served as General Counsel of the Company from 1996 to March 2008. Mr. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes and various affiliates since October 2007. Prior to that he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz is also a director of the following companies which file reports under the Exchange Act: Harland Clarke Holdings, Revlon Products, Revlon and Scientific Games Corporation. He also previously served as a manager of Allied Security Holdings LLC and a manager of REV Holdings LLC, each of which ceased to be reporting companies under the Exchange Act in 2008 and 2006, respectively. Mr. Schwartz’s term as a director of the Company expires in 2012. Mr. Schwartz brings to our Board significant general operating, management, legal and governance expertise having served in various executive positions with MacAndrews & Forbes for over 20 years. In addition, Mr. Schwartz’s experience on the boards of directors of various companies in which MacAndrews & Forbes has an investment provides valuable insight to our Board.

Bruce Slovin (75) has been a director of the Company since 1995 and was an executive officer of MacAndrews & Forbes and various affiliates from 1980 to 2000. Mr. Slovin is a director of Cantel Industries and SIGA Technologies, Inc., which file reports pursuant to the Exchange Act. He also previously served on the board of directors of Sentigen Holding Corp. which ceased to be a reporting company under the Exchange Act in 2006. Mr. Slovin’s term as a director of the Company expires in 2013. Mr. Slovin brings to our Board significant general operating and management expertise having served in various executive positions with MacAndrews & Forbes and various affiliates for 20 years. In addition, Mr. Slovin’s service on the boards of directors of other public companies provides our Board with insight into public company corporate governance.

Stephen G. Taub (59) has been a director of the Company since 1998. Mr. Taub was elected President and Chief Executive Officer of the Company’s wholly owned subsidiary, Mafco Worldwide Corporation (including its predecessor in interest, “Mafco Worldwide”), in 1999 and served as President and Chief Operating Officer of Mafco Worldwide from 1993 to 1999. Mr. Taub was elected Senior Vice President in 1987, and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Manufacturing. Mr. Taub’s term as a director of the Company expires at the Annual Meeting. Mr. Taub brings to our Board significant general operating and management expertise having served in various executive positions with Mafco Worldwide. As President and Chief Executive Officer of one of our wholly owned subsidiaries, Mr. Taub provides unique insight to our Board concerning the tobacco industry and management of Mafco Worldwide.

Carl B. Webb (61) has served as a director of the Company since January 2007. He currently is the Chief Executive Officer and Board Member of Pacific Capital Bancorp, and is Chairman and Chief Executive Officer of Pacific Capital Bank, N.A. Santa Barbara, California. He is also the Senior Partner of Ford Financial Fund, L.P., a Dallas-based private equity firm with a focus on equity investments in financial services firms nationally. In addition, Mr. Webb has served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. He served as the Co-Chairman of Triad Financial Holdings LLC, a financial services company, from July 2007 to October 2009, until the sale of the company to Santander Consumer USA Inc., and the interim President and Chief Executive Officer from August 2005 to June 2007. Previously, Mr. Webb was the President, Chief Operating Officer and director of Golden State

Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and CEO of First Madison Bank, FSB (from 1988 to 1993), as well as President and Director of First National Bank at Lubbock (from 1983 to 1988). Mr. Webb is a director of Hilltop Holdings, Inc. and AMB Property Corp., which file reports pursuant to the Exchange Act. Mr. Webb’s term as a director of the Company will expire in 2012. He served as a director of Plum Creek Timber Company, Inc. until 2007, and also previously served on the board of directors of Triad Financial SM LLC and Affordable Residential Communities LP, both of which ceased to be reporting companies under the Exchange Act in 2009 and 2008, respectively. Mr. Webb brings to our Board significant experience in the financial services industry. Mr. Webb’s expertise in finance, capital markets and accounting provides valuable insight to our Audit Committee and our Board.

Board of Directors and Corporate Governance

The Board of Directors adopted a set of categorical standards (the “Independence Standards”) to assist it in making its determination whether particular members of the Board of Directors are “independent” within the meaning of the New York Stock Exchange (“NYSE”) listing standards. The Independence Standards adopted by the Board of Directors are in accordance with the “bright-line” independence tests promulgated by the NYSE. Pursuant to these standards, the Board of Directors has determined that Messrs. Beekman, Dinh, Folz, Keane, Meister, Slovin and Webb and Ms. Byorum (comprising a majority of the Board) are independent within the meaning of the Independence Standards. The Board of Directors has also adopted a set of Corporate Governance Guidelines, which provide that the Board of Directors will meet regularly in “executive session,” that is, without management present, and that the directors present at such meetings shall select the director who shall preside over that meeting.

Anyone wishing to communicate with any director (or group of directors) for any purpose, including to report any issue concerning management or any suggestion concerning candidates for the Board of Directors, may do so by sending the communication to the director or group of directors in care of the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065, or by facsimile transmission to (212) 572-8435. The Secretary is obliged to forward any such communication promptly and unaltered.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Audit Committee, consisting of Messrs. Beekman, Meister (Chairman) and Webb and Ms. Byorum, (i) engages the Company’s independent auditors, (ii) approves the plan, scope and results of the audit, (iii) reviews, with the auditors and management, the Company’s policies and procedures with respect to internal controls over financial reporting, (iv) reviews changes in accounting policies and (v) approves the nature, scope and amount of audit-related and non-audit services that the Company’s independent auditors may perform. The Audit Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com and attached hereto as Appendix 3. The Board of Directors has determined that each of the members of the Audit Committee is “independent” within the meaning of the NYSE listing standards applicable to audit committee members. The Board of Directors has determined that Mr. Meister is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). It is anticipated that the existing members of the Audit Committee will continue service in 2011.

The Compensation Committee, consisting of Messrs. Beekman, Folz (Chairman) and Slovin, approves compensation, benefits and incentive arrangements for the Chief Executive Officer and certain other officers and other senior managerial employees of the Company. The Compensation Committee considers and awards stock grants and options to purchase shares of Common Stock pursuant to the Company’s 2003 Stock Incentive Plan. The Compensation Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NYSE listing standards. It is anticipated that the existing members of the Compensation Committee will continue service in 2011.

The Nominating and Corporate Governance Committee, consisting of Messrs. Dinh, Folz and Slovin (Chairman), considers candidates for the Board of Directors and the Board’s committees and reviews aspects of the Company’s governance structure. The Nominating and Corporate Governance Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the NYSE listing standards. The Nominating and Corporate Governance Committee will consider candidates for any vacancy on the Board of Directors that stockholders may suggest in accordance with the procedures described under “Stockholder Proposals”. While the Company does not have any formal policy on diversity, the Committee has adopted a policy concerning minimum criteria for evaluating candidates. The policy requires that the committee consider available information concerning candidates’ character and integrity, maturity of judgment, skills and experience in relation to enhancing the ability of the Board of Directors to oversee the affairs and business of the Company, and demonstrated ability to cooperatively enhance the decision-making ability of the Board of Directors as a whole, in addition to consideration of diversity, age and background in the context of the needs of the Board of Directors. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. The Nominating and Corporate Governance Committee identifies potential nominees from various sources such as officers, directors and stockholders and may retain, but did not in 2010, the services of third-party consultants to assist it in identifying and evaluating nominees. We believe that the composition of the current Board of Directors reflects diversity in business and professional experience, skills and personal background. It is anticipated that the existing members of the Nominating and Corporate Governance Committee will continue service in 2011.

During 2010, the Board of Directors held seven meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, and the Nominating and Corporate Governance Committee held two meetings. During 2010, the Board of Directors also acted six times by unanimous written consent. Each director attended more than 75% of the total number of meetings of the Board and any committee on which such director served that were held during 2010. The Company encourages the Board of Directors to attend its annual stockholders meeting. Twelve directors attended last year’s annual stockholders meeting.

Copies of the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, reports under Section 16 of the Exchange Act and any amendments to these documents, as well as current versions of the following documents are available to any stockholder without charge on the Company’s website at http://www.mandfworldwide.com, or upon request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065:

•	the Company’s Code of Business Conduct, which includes its Code of Ethics for principal executive and senior financial officers;

•	the charters for all standing committees of the Board of Directors, namely its Audit, Compensation and Nominating and Corporate Governance Committees;

•	the Company’s Independence Standards; and

•	the Company’s Corporate Governance Guidelines.

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for the risk oversight function of our Company and works together with our Audit, Compensation and Nominating and Corporate Governance Committees and our management to administer this process. The Board receives and reviews periodic reports from the Board Committees and members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. We believe our risk oversight structure provides the appropriate balance of management oversight and non-management oversight for our Company.

Executive Officers

The following table sets forth as of the date hereof the executive officers of the Company, the Chief Executive Officer of Mafco Worldwide, and the Chief Executive Officer of Harland Clarke Holdings.

Name	Position

Barry F. Schwartz	President and Chief Executive Officer
Paul G. Savas	Executive Vice President and Chief Financial Officer
Stephen G. Taub	President and Chief Executive Officer of Mafco Worldwide
Charles T. Dawson	President and Chief Executive Officer of Harland Clarke Holdings

For biographical information about Messrs. Dawson, Schwartz and Taub, see “Directors and Director Nominees.”

Paul G. Savas (48) has been Executive Vice President and Chief Financial Officer of the Company since May 2006. He has been Executive Vice President and Chief Financial Officer of MacAndrews & Forbes and various affiliates since April 2007 and Executive Vice President — Finance of MacAndrews & Forbes and various affiliates since 2006. Prior to that he served in various positions at MacAndrews & Forbes and its affiliates, including as Senior Vice President of Finance from October 2002 until May 2006, Vice President from 1998 until 2002, and Director of Corporate Finance from 1994 until 1998. Mr. Savas is a director of Harland Clarke Holdings and SIGA Technologies, Inc., which file reports pursuant to the Exchange Act. He also previously served as a manager of REV Holdings LLC, which ceased to be a reporting company under the Exchange Act in 2006.

Code of Ethics

The Company has adopted a Code of Business Conduct, which includes a Code of Ethics for the Company’s principal executive and senior financial officers. The Code of Business Conduct applies to all directors, officers, employees, consultants and agents of the Company. The current version of the Code of Business Conduct is available to any stockholder on the Company’s website at http://www.mandfworldwide.com, or without charge upon request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065. If the Company changes the Code of Ethics in any material respect or waives any provision of the Code of Ethics for any of its principal executive or senior financial officers, the Company expects to provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its website, http://www.mandfworldwide.com, or by other appropriate means as required or permitted under applicable rules of the SEC.

Compensation Committee Interlocks and Insider Participation

Mr. Folz served as a member of the Compensation Committee during the last completed fiscal year and also served as the Company’s President and Chief Executive Officer from 1996 to 1999.

REPORT OF THE AUDIT COMMITTEE

During fiscal year 2010, the Audit Committee consisted of Messrs. Beekman, Meister and Webb and Ms. Byorum. The overall responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The committee has the responsibility to evaluate the independent auditors, engage them and, if appropriate, engage their replacement. The committee must discuss with the auditors the scope and plan for the audit; when appropriate, approve the plan for the audit; and discuss with both the auditors and management the adequacy and effectiveness of the Company’s financial and accounting controls. The committee also reviews with management and the auditors the Company’s quarterly and annual financial statements, including the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the committee approves the nature, scope and amount of audit-related and non-audit services that the Company’s independent auditors may perform.

The committee reviewed and discussed the audited financial statements with management and the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States (“US GAAP”), including the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under US GAAP. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board (“PCAOB”), and has received the written disclosures and letter from the independent auditors required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit of the Company’s financial statements, and it approved the audit plan. It met with the independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The committee considered whether any non-audit services provided to the Company by the independent auditors were compatible with maintaining the auditors’ independence from management and the Company. The committee approved the Company’s request that the independent auditors be permitted to perform certain audit-related services that the Company expects to require in 2011.

In reliance on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for 2011.

THE AUDIT COMMITTEE

Paul M. Meister, Chairman
Philip E. Beekman
Martha L. Byorum
Carl B. Webb

Compensation Discussion and Analysis

Material Compensation Principles

The material principles underlying the Company’s executive compensation policies and decisions include (1) evaluating the performance of the Chief Executive Officers of our operating subsidiaries, Mafco Worldwide and Harland Clarke Holdings, in light of approved Company goals and determining such Chief Executive Officers’ compensation levels based on such evaluation, (2) recommending for approval the compensation plans and incentive compensation plans for key executive officers of our operating subsidiaries other than their Chief Executive Officers, (3) establishing compensation-related performance objectives that support and reflect the Company’s strategic plan and goals, (4) ensuring that the compensation philosophy and structure is in line with and supports the Company’s business strategy and financial objectives, and (5) administering and reviewing, from time to time, the Second Amended and Restated Management Services Agreement (described below) with MacAndrews & Forbes LLC to take into account the scope and nature of the services provided to the Company, the Company’s performance and growth and acquisition activity by the Company.

Management Services Agreement and Transaction Fees

During 2010, certain executive officers of the Company, including Messrs. Schwartz and Savas, were executives of MacAndrews & Forbes. The Company did not compensate such executive officers, but, in 2010, the Company paid to MacAndrews & Forbes LLC $10.0 million for the value of the services provided by such officers to the Company pursuant to the Second Amended and Restated Management Services Agreement between the Company and MacAndrews & Forbes LLC, dated June 20, 2007. Under the terms of the Second Amended and Restated Management Services Agreement, MacAndrews & Forbes provides the services of the Company’s Chief Executive Officer and Chief Financial Officer as well as other management, advisory, transactional, corporate finance, legal, risk management, tax and accounting services.

The Second Amended and Restated Management Services Agreement renews year to year unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a subsequent renewal period. The Second Amended and Restated Management Services Agreement will also terminate in the event that MacAndrews & Forbes LLC or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding Common Stock of the Company. The Second Amended and Restated Management Services Agreement also contains customary indemnities covering MacAndrews & Forbes LLC and its affiliates and personnel.

Chief Executive Officer Compensation

Mr. Schwartz has served as President and Chief Executive Officer since January 2008. Prior to his appointment as President and Chief Executive Officer, he served as Executive Vice President of the Company from 1996 to January 2008, serving as interim President and Chief Executive Officer from September 2007 through January 2008. In addition, Mr. Schwartz served as General Counsel of the Company from 1996 to March 2008. Since 1996, Mr. Schwartz has received no compensation, directly or indirectly, from the Company. As described in “— Management Services Agreement and Transaction Fees”, the Company pays MacAndrews & Forbes LLC a fee under the Second Amended and Restated Management Services Agreement for the services of Mr. Schwartz. Mr. Schwartz is compensated by MacAndrews & Forbes, where he is Executive Vice Chairman and Chief Administrative Officer and has held other senior management positions since 1989.

Compensation Philosophy

The objectives of the Company’s compensation programs are to enable the Company to attract, retain, and motivate key talent and to reward achievement of short term and long term strategic business objectives and financial goals.

The material principles underlying the Company’s executive compensation policies and decisions include recognizing that quality talent is attracted and retained with quality pay packages and that our executives recognize through their pay structure that their personal success with us is subject to and conditioned on the success of our business segments. We set pay in a way we think best drives our executives to grow our four principal business segments. Our four business segments include: Harland Clarke, which provides check printing, direct marketing and related products and services; Harland Financial Solutions (“HFS”), which provides software products and services to financial institutions; Scantron, which provides testing, assessment and survey solutions to educational and commercial institutions; and Licorice Products, which produces a variety of licorice products.

Generally, we use cash compensation, not equity compensation. We find a cash compensation system is easy to understand. It avoids the volatility in equity grants and avoids shareholder dilution. We pay at a level that we believe makes up for the absence of equity.

The Compensation Committee (1) ensures that the compensation structure supports the Company’s business strategy and financial objectives, (2) evaluates the performance of the named executive officers at its operating subsidiaries in light of Company goals, (3) evaluates the recommended compensation plans for the Company’s executive officers other than the named executive officers, (4) establishes performance objectives for the bonus plans and (5) reviews and approves recommendations on all significant aspects of the Company’s executive pay and benefit programs.

The Compensation Committee is also authorized to appoint subcommittees and to delegate the execution of certain Company actions to appropriate officers.

Compensation can increase or decrease materially in the event of a change in scope of position responsibilities, in light of performance of the Company’s business segments, and in response to business need. We generally do not take one element of pay into account when setting another pay element for the same executive, but we have designed target total compensation opportunities to be competitive. We do calculate target bonus as a percentage of base pay as we explain below. We view base plus bonus as an executive’s core pay, and we deliberately set the mix of base and bonus based on the responsibility the executive has for our financial performance. The pay mixes used under employment agreements for Stephen G. Taub, President and Chief Executive Officer of Mafco Worldwide, and Charles T. Dawson, President and CEO of Harland Clarke Holdings, reflect our views of how much responsibility each has for the business division he leads. The mixes are also the product of an arm’s length negotiation we conducted with each executive when negotiating his current pay arrangement.

Mafco Worldwide Compensation

The key elements of Mafco Worldwide’s compensation program consist of fixed compensation in the form of base salary and variable compensation in the form of annual incentive compensation. An executive officer’s annual base salary represents the fixed component of such executive officer’s total compensation, and variable compensation is intended to comprise a substantial portion of an executive’s total annual compensation. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension, insurance and other benefits, as well as the programs described below. In addition, the general compensation principles for Mafco Worldwide are applicable to the way the Compensation Committee considers and evaluates compensation for Mr. Taub based upon an evaluation of the responsibilities of the position Mr. Taub has held and his experience and by reference to historical levels of salary paid by Mafco Worldwide.

Salary.  Salary adjustments are based on a periodic evaluation of the performance of Mafco Worldwide and each executive officer, as well as financial results of the business. The Compensation Committee takes into account the effect of any corporate transaction that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These measures include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees. Mr. Taub received a base salary in 2010 of $1,200,000, which reflects a cost of living increase and an increase in recognition of his performance at Mafco Worldwide.

Annual Incentive Compensation.  The variable compensation payable annually to executive officers of Mafco Worldwide consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions applicable to Mr. Taub which provide eligibility to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation Committee and set forth in his employment agreement. The performance goals are based upon the achievement of 80% to 115% of EBITDA (net income before interest and expense, income taxes, depreciation and amortization) goals set forth in Mafco Worldwide’s business plan during each calendar year and, in the case of Mr. Taub (as further described below) with a minimum based on EBITDA achievement relative to the prior year.

The annual incentive compensation earned by Mr. Taub with respect to 2010 was determined in accordance with the provisions of his employment agreement. The bonus payments to Mr. Taub may not exceed $2,000,000 with respect to any calendar year. Mafco Worldwide’s EBITDA goal for 2010 was $35,700,000. Mafco Worldwide achieved $33,030,000 of EBITDA for 2010, which is 93% of Mafco Worldwide’s EBITDA 2010 goal. For 2010, based on achievement of the pre-set EBITDA target, a bonus of $1,080,000 was paid to Mr. Taub, on January 5, 2011, which is 85.7% of Mr. Taub’s target bonus of $1,260,000. Mafco Worldwide uses an annual incentive bonus for Mr. Taub because the primary company performance element that Mafco Worldwide’s executive officers focus on is year over year EBITDA performance.

The annual performance-based bonus was designed to be compliant with the performance-based exception of Section 162(m) of the Code. The Compensation Committee established the bonus plan and certified the results.

In addition to the annual performance-based bonus, the Compensation Committee may award a discretionary bonus to Mr. Taub. However, the Compensation Committee did not award Mr. Taub a discretionary bonus in respect of 2010.

Harland Clarke Holdings Compensation

Harland Clarke Holdings’ executive compensation program includes the following elements:

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element
Base Salary	•	Recognized leadership skills	•	Provides base level of monthly income not subject to performance risk

	•	Experience and expertise in the position

	•	Demonstrated prior achievement of Harland Clarke Holdings and personal goals	•	Makes overall pay package more competitive

Annual Executive Bonus Plan	•	Executive’s contributions towards Harland Clarke Holdings’ achievement of performance targets	•	Focuses executive on achievement of annual goal most important to Harland Clarke Holdings and investors

	•	Recognizes executive’s direct responsibility for Harland Clarke Holdings’ annual performance targets	•	Exposes executive to risk of not receiving pay or receiving diminished pay if Harland Clarke Holdings underperforms

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element

	•	Gives executive direct motivation to help Harland Clarke Holdings achieve annual performance targets with significant upside for achieving exceptional results

Long-Term Incentive Compensation Plan	•	Achievement of sustained growth	•	Keeps executive focused on long-term growth of Harland Clarke Holdings

	•	Achievement of cumulative performance targets over a three-year period	•	Keeps executive personally invested in the implementation of Harland Clarke Holdings’ long term growth plan

Executive Employment Contract	•	Continued Service with Harland Clarke Holdings	•	Keeps executive focused on job and performance

401(k) and Deferred Compensation Plan	•	Long-term service with Harland Clarke Holdings	•	Provides retention incentive

			•	Makes overall pay package more competitive

			•	Helps executive prepare for retirement

Additional Benefits and Perquisites	•	Continued service with Harland Clarke Holdings	•	Makes overall pay package more competitive

	•	Payments in-kind may foster added Harland Clarke Holdings loyalty in a way added cash pay does not

Termination Benefits	•	Continued service in circumstances under which executive’s job is at risk	•	Keeps executive focused on job and performance in best interest of Harland Clarke Holdings even if executive works himself or herself out of a job

Base Pay.  Harland Clarke Holdings determines base pay by evaluating Mr. Dawson’s individual leadership competencies, achievement of personal goals in support of Harland Clarke Holdings’ objectives and position-critical skills. Management of the Company conducts this evaluation together with Mr. Dawson, where appropriate, and discusses it with him. Management of the Company recommends a pay level to the Compensation Committee. The Compensation Committee then decides the base pay level. Mr. Dawson received a base salary in 2010 of $1,000,000.

We feel that a substantial portion of an executive’s core pay (base and bonus) should be subject to risk to the extent that the executive is partially responsible for below-target financial performance of Harland Clarke Holdings. The analysis of how much direct responsibility Mr. Dawson has for Harland Clarke Holdings’ performance targets determines how much of his core pay should be at risk.

Annual Executive Bonus Plan.  The amount of bonus paid to Mr. Dawson is tied directly to the performance of Harland Clarke Holdings and Mr. Dawson’s individual performance. We want our annual bonus program for Harland Clarke Holdings to properly reward Mr. Dawson for his individual performance and contributions to Harland Clarke Holdings. Mr. Dawson’s bonus targets were set based on the performance of the principal business segment for which he was primarily responsible during 2010. These Adjusted EBITDA for Compensation Purposes targets vary slightly for each of our business segments, reflecting the appropriate adjustments we made to financial performance. We discuss adjusted EBITDA in more detail in “— Performance Measures and Performance Targets — Adjusted EBITDA for Compensation Purposes Targets” below.

Mr. Dawson’s bonus plan is based on achievement of the annual Adjusted EBITDA for Compensation Purposes target between 90% and 145.1% for Harland Clarke Holdings. The amount of bonus opportunity is tied to a percentage of salary increasing incrementally as performance against goal increases incrementally. If at least 90% of target is not achieved, then no bonus will be paid. The bonus was designed to be compliant with the performance-based exception of Section 162(m) of the Code. Mr. Dawson earned an executive bonus from the Company during 2010 of $1,250,000, which was paid on March 11, 2011.

Long-Term Incentive Compensation

We believe in linking compensation to performance of the Company and our subsidiaries as well as individual performance. We tie long-term incentive compensation to our overall financial goals and, where appropriate, to the goals of individual business units. A named executive officer’s compensation varies with our financial and operating performance so that they are rewarded when performance meets or exceeds objectives and receive lower compensation when performance objectives are not met. We apply objective measures of performance in setting pay levels. The Company has a strong history of achieving performance at and above target levels, and the Compensation Committee has determined that linking named executive officers’ compensation to certain individual and collective performance objectives can help our Company to achieve its targets.

The Company maintained a three-year cash-based plan tied to multiyear Company and business segment performance for the performance period from 2008 to 2010, and the Compensation Committee approved a new long-term incentive plan covering the period from 2011 to 2013, which is submitted for shareholder approval under Proposal 3 of this Proxy Statement for the purpose of allowing us to grant performance-based compensation which is deductible under Section 162(m) of the Internal Revenue Code. Each of these long-term incentive plans are described below, followed by additional detail on the determinations of performance measures and targets established pursuant to these plans.

The 2008-2010 M & F Worldwide Long-Term Incentive Compensation Plan (“2008-2010 LTIP”)

The 2008-2010 LTIP is a three-year cash-based plan tied to multiyear Harland Clarke Holdings and business segment performance. It became effective on January 1, 2008 and covers fiscal years 2008 through 2010. All payouts to the executives will be made subsequent to the end of the three-year performance cycle, which occurred on December 31, 2010, but no later than March 15, 2011. Such payments were made on March 11, 2011. Mr. Dawson participated in the 2008-2010 LTIP in 2010, 2009 and 2008. The actual payout amount to Mr. Dawson for the 2008-2010 LTIP at the end of the three-year cycle was $4,057,693.

With respect to plan design for the 2008-2010 LTIP, we determined that the best approach was to (a) establish Adjusted EBITDA for Compensation Purposes targets within 90 days of the beginning of each year the plan is in effect which demonstrate benefit to shareholders of M & F Worldwide, and (b) compensate executives only if those Adjusted EBITDA for Compensation Purposes targets are achieved on a cumulative basis over a three-year period, thus providing a clear indication of sustained performance. If an executive is terminated without cause during the course of the plan term, he would receive a pro rata payment in respect of the time elapsed, only if Adjusted EBITDA for Compensation Purposes targets are achieved, and the payments, if any, would be paid out at the end of the three-year cycle, not at the time of termination.

Under the 2008-2010 LTIP, no payouts would have been made if actual three-year performance was below 90% of the cumulative Adjusted EBITDA for Compensation Purposes targets. If performance was between 90% and 100% of cumulative Adjusted EBITDA for Compensation Purposes target, the 2008-2010 LTIP would pay out a ratable amount between 50% and 100% of target. The 2008-2010 LTIP participants would also share in 2.3% and 2.7%, respectively, of the cumulative three-year excess over target, up to a maximum of 120% of cumulative performance over target for business segment performance and consolidated performance. Adjusted EBITDA for Compensation Purposes targets under the 2008-2010 LTIP are bifurcated, granting awards with respect to each executive based 50% on performance of the executive’s individual business segment and 50% on consolidated performance. The Compensation Committee determined that the bifurcated structure was appropriate because there are three separate and distinct business segments, each with its own challenges, risks and opportunities, but there remains the opportunity for the business segments to assist each other in their individual growth.

The 2011 M & F Worldwide Long-Term Incentive Compensation Plan

The Compensation Committee has approved a new long-term incentive plan covering the period from 2011 to 2013 (“2011 LTIP”) and the 2011 LTIP is submitted for shareholder approval under Proposal 3 of this Proxy Statement for the purpose of allowing us to grant performance-based compensation which is deductible under Section 162(m) of the Code. The 2011 LTIP is a three-year cash-based plan tied to Harland Clarke Holdings and business segment performance. The 2011 LTIP became effective January 1, 2011 and covers fiscal years 2011 through 2013.

Subject to the approval of the 2011 LTIP by our shareholders, Harland Clarke Holdings has granted awards to certain executives of Harland Clarke Holdings and its subsidiaries, including Mr. Dawson. All payouts to the executives participating will be made, assuming the cumulative performance thresholds are met, at the end of the three-year cycle.

The awards will provide for a cash payment at the end of the three-year period ending December 31, 2013, and Mr. Dawson will be entitled to a payment of $4,050,000 assuming targets are achieved at the end of such three-year period. The performance measures used under the 2011 LTIP include Adjusted EBITDA and a “non-check revenue” performance measure (as discussed in more detail in “— Performance Measures and Performance Targets” below). Each award granted under the 2011 LTIP will be based 75% on cumulative Adjusted EBITDA for Compensation Purposes targets and 25% on cumulative non-check revenue targets. If less than 90% of the target is achieved, then no payment will be made to Mr. Dawson or any other executive. If between 90% and 100% of the targets are achieved, then Mr. Dawson’s and other executives’ awards will be adjusted based on linear interpolation between 50% up to 100%, and if between 100% and 110% of the targets are achieved, then the amount of Mr. Dawson’s and other executives’ awards will be adjusted based on linear interpolation between 100% up to a maximum of 150%.

The 2011 LTIP contains “clawback” provisions, which provide that if a participant is determined by the Compensation Committee to have violated a noncompete, nonsolicit, nondisclosure covenant or other agreement or engaged in activity that was in conflict with or was adverse to the interests of the Company or its affiliates (including fraud) or conduct contributing to any financial restatement or financial irregularities, then the Compensation Committee can cancel the participant’s award. In addition, the Compensation Committee may require the participant to repay any profits or benefit realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), the awards will be subject to clawback, forfeiture or similar requirement required by applicable law.

Performance Measures and Performance Targets

Adjusted EBITDA for Compensation Purposes Targets

The Compensation Committee believes that an Adjusted EBITDA for Compensation Purposes target is an appropriate performance measure on which to base long-term incentive compensation payments.

Adjusted EBITDA for Compensation Purposes is a non-GAAP measure representing EBITDA (net income before interest expense-net, income taxes, depreciation and amortization) adjusted to reflect the impact of those items Harland Clarke Holdings does not consider indicative of its ongoing performance such as restructuring costs, certain non-operational items, group management fees, acquisition-related expenses, certain stand-alone costs, and other adjustments relevant to each segment. The Adjusted EBITDA for Compensation Purposes targets are similar to measures of covenant compliance under the Harland Clarke Holdings’ debt agreements, and securities analysts often use similar measures to evaluate the performance of Harland Clarke Holdings.

The Company’s long-term incentive compensation plans have Adjusted EBITDA for Compensation Purposes targets based on both consolidated and segment performance, whereas the annual bonus is based solely on the relevant segment Adjusted EBITDA for Compensation Purposes targets. The 2010, 2009 and 2008 consolidated Adjusted EBITDA for Compensation Purposes targets were $488.0 million, $498.9 million and $470.7 million, respectively. The 2010, 2009 and 2008 segment Adjusted EBITDA for Compensation Purposes performance targets were as follows: Harland Clarke $355.0 million, $358.1 million and $352.0 million, Harland Financial Solutions $80.0 million, $76.5 million and $68.7 million , and Scantron $65.0 million, $76.7 million and $62.8 million. The Company exceeded its consolidated targets in 2010, 2009 and 2008. The segment targets were met or exceeded in 2008 and 2010, and exceeded in all segments except for Scantron in 2009.

Non-Check Revenue Performance Measures Commencing in 2011

Commencing in 2011, the Compensation Committee implemented a new performance measure for a portion of its long-term compensation programs. “Non-Check Revenue” is the performance measure that encourages the development of additional revenue sources other than checks and check-related products, which are currently the Company’s largest source of revenue but, which have been in decline in recent years and are expected to continue to decline. This measure is intended to encourage diversification of the Company’s sources of revenue.

Other Benefits and Perquisites for Mafco Worldwide and Harland Clarke Holdings

Mafco Worldwide and Harland Clarke Holdings offer other benefits and perquisites in order to provide a competitive total compensation and benefits package. Mafco Worldwide and Harland Clarke Holdings provide certain personal benefits because they believe that personal benefits with respect to certain matters are a more effective incentive than additional salary. Executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, such as group medical insurance and participation in and matching contributions through company-sponsored 401(k) plans. Executive officers working at Mafco Worldwide and Harland Clarke Holdings also receive benefits available to other senior employees, such as a monthly car allowance, life insurance, annual physical exams and a cell phone.

Mafco Worldwide provides tax gross-up payments to Mr. Taub in respect of the portions of disability and life insurance premium payments which are taxable income to Mr. Taub. These gross-up payments are made so that Mr. Taub receives the full economic benefit of having the Company pay the premiums for these benefits. Mr. Taub is also provided with a cell phone and annual physical exam. Mr. Taub is permitted to travel first class for business and has a time share of a jet for business travel.

Mr. Dawson is provided a private country club membership. Harland Clarke Holdings provides a leased car to Mr. Dawson and permits him to travel first class or by charter aircraft for business travel. Mr. Dawson is also allowed reimbursements for gas mileage. Harland Clarke Holdings provides tax gross-up payments to Mr. Dawson in respect of his personal use of the leased vehicle.

Other Important Elements of Compensation at Mafco Worldwide and Harland Clarke Holdings

Payments in connection with termination of employment without cause (as defined on page 27, under “Potential Payments upon Termination or Change in Control”) are in the form of severance and are set forth in an individual’s employment agreement.

Severance payments are generally provided as part of the compensation package, in line with market practices. The Company believes severance payment provisions encourage the executive officers of its principal operating subsidiaries to continue to perform in the best interests of the Company and make business decisions that put the Company’s interests before their own.

Mr. Taub’s severance is intended to replace what he would have earned for the remainder of the employment term if he were terminated without cause, so the severance provisions of his employment agreement are generally designed to replace those lost amounts. The severance provided for Mr. Dawson and the formulas used have been designed to provide the income protection Mr. Dawson would need to enable him to have a smooth transition out of the Company while remaining focused on the needs of the Company at the end of his employment.

The Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan and the Mafco Worldwide Corporation Benefit Restoration Plan are two retirement plans that Mafco Worldwide has utilized to retain certain senior and experienced mid- to late-career executive talent (such as Mr. Taub) necessary to achieve growth and provide Mr. Taub with a retirement benefit targeted to a competitive income replacement ratio at normal retirement age.

Tax treatments of annual bonuses and the 2008-2010 LTIP affect the timing of any payout to its operating subsidiary executives. Payments may be delayed if required under applicable law in order to avoid accelerated or additional tax under Section 409A of the Code.

The Compensation Committee attempts to ensure full deductibility of compensation notwithstanding the limitation on the deductibility of certain compensation in excess of $1,000,000 under Section 162(m) of the Code. The Mafco Worldwide bonus plan, the Harland Clarke Holdings bonus plan, the 2008-2010 LTIP, the 2011 LTIP and the Company’s stock option plans are designed so as to allow stock options and bonuses granted thereunder to be deductible under Section 162(m) of the Code. However, the Compensation Committee retains discretion to award or pay non-deductible compensation when it considers it to be in the best interests of the Company and stockholders to do so.

Role Of Executive Officers In Compensation Process

The Company’s Chief Executive Officer, in consultation with the Compensation Committee, recommends business performance targets and objectives applicable to, evaluates the performance of, and recommends compensation for Messrs. Taub and Dawson. The Company’s other principal executive officers receive no compensation from the Company. See “— Management Services Agreement and Transaction Fees” and “— Chief Executive Officer Compensation.”

Mr. Taub and Mr. Dawson each recommend business performance targets and objectives to the Company with respect to the business segments that he leads, and evaluates the performance of, and recommends compensation for, the senior employees at his business segment.

The compensation policies and decisions for all executive officers of Mafco Worldwide and Harland Clarke Holdings are evaluated within their respective business segments, in consultation with the Company. Targets are set consistent with annual budgets presented to and approved by the Company.

Compensation Consultants

In 2010, the Compensation Committee engaged Compensation Advisory Partners, LLC to advise on the structure of the 2011 LTIP as well as other changes to the compensation of senior executives of Harland Clarke Holdings (including Mr. Dawson’s new employment agreement and compensation arrangement).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including by incorporation by reference to this Proxy Statement.

THE COMPENSATION COMMITTEE

Theo Folz, Chairman
Philip E. Beekman
Bruce Slovin

SUMMARY COMPENSATION TABLE FOR 2010

				Change In
				Pension
				Value and
			Non-Equity	Nonqualified
			Incentive	Deferred
			Plan	Compensation	All Other
Name and		Salary	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)

Barry F. Schwartz	2010	—	—	—	—	—
President & Chief	2009	—	—	—	—	—
Executive Officer	2008	—	—	—	—	—
Paul G. Savas	2010	—	—	—	—	—
EVP, Chief	2009	—	—	—	—	—
Financial Officer	2008	—	—	—	—	—
Stephen G. Taub	2010	1,200,000	1,080,000	140,714	26,050	2,446,764
President & CEO of	2009	1,175,000	881,250	128,812	27,942	2,213,004
Mafco Worldwide	2008	1,100,000	1,210,000	58,652	17,795	2,386,447
Charles T. Dawson	2010	1,000,000	5,307,693	909	202,196	6,510,798
President & CEO of	2009	1,038,462	1,250,000	—	166,914	2,455,376
Harland Clarke Holdings	2008	993,654	1,250,000	—	248,682	2,492,336

(1)	Messrs. Schwartz and Savas received no compensation directly or indirectly from the Company. They provided services to the Company under the terms of a management services agreement, which has been amended from time to time (see “— Management Services Agreement and Transaction Fees” above). The Company paid a total amount of $10.0 million to MacAndrews & Forbes in each of 2010 and 2009 pursuant to the management services agreement.

(2)	The compensation paid to Mr. Dawson listed in this column for 2010 consists of $1,250,000 paid with respect to 2010 under the annual Harland Clarke Annual Executive Bonus Plan and $4,057,693 earned by Mr. Dawson in connection with the payout of the M & F Worldwide Corp. 2008-2010 Long-Term Incentive Compensation Plan.

(3)	For 2010 for Mr. Taub, the Change in Pension Value reflects the increase in the aggregate Present Value of Accumulated Benefits, for all the pension plans, from December 31, 2009 to December 31, 2010. The Present Value of Accumulated Benefits for each date was calculated based on the benefit accumulated to that date, payable as a life annuity at age 65, and using the assumptions set forth in Note 11 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009 and December 31, 2010. See “Pension Benefits for 2010” for additional information.

For 2009 for Mr. Taub, the Change in Pension Value reflects the increase in the aggregate Present Value of Accumulated Benefits, for all the pension plans, from December 31, 2008 to December 31, 2009. The Present Value of Accumulated Benefits for each date was calculated based on the benefit accumulated to that date, payable as a life annuity at age 65, and using the assumptions set forth in Note 11 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2008 and December 31, 2009.

For Mr. Dawson, the Change in Pension Value represents the above-market interest credited under the Harland Clarke Holdings Benefits Equalization Plan (the “BEP”). We determined the above-market interest credited by determining the difference between the interest on BEP accounts calculated using the actual rate used in the plan, and 120% of the applicable federal long-term rate, with quarterly compounding for January of the applicable year, as prescribed under section 1274(d) of the Code. Interest rates credited to the BEP accounts were 5.0% for 2010.

(4)	The compensation paid to Mr. Taub listed in this column for 2010 includes: (i) a tax gross-up payment of $5,243 in respect of the taxable portion of disability premium payments; (ii) term life insurance premiums of $4,902; (iii) the cost to the Company of $1,375 for a supplemental health indemnity program which reimburses out of pocket costs for Mr. Taub; (iv) the cost to the Company of $9,630 for health insurance premiums and (v) a nondiscretionary employer contribution of $4,900 for Mr. Taub by Mafco Worldwide to its 401(k) plan.

The compensation paid to Mr. Dawson listed in this column for 2010 includes: (i) the aggregate incremental cost to the Company of the leased vehicle and employer-provided gas of $35,617; (ii) country club fees of $5,765; (iii) term life insurance premiums of $2,278; (iv) employer contributions to the Harland Clarke Holdings Financial Freedom (401(k)) Plan in the amount of $9,800 and to the BEP, in the amount of $80,200; (v) $36,136 for the tax gross-up on the personal use of a company vehicle, a gross up for spousal travel and a gross-up for home security; (vi) $24,430 in costs related to spousal travel and (vii) $7,970 for home security.

The elements of compensation with respect to these executive officers are based upon, with respect to the Chief Executive Officer and Chief Financial Officer, the management services agreement as in effect during each period presented and, with respect to the other executive officers, the applicable employment contract, the 2008-2010 LTIP, Company policy, and application of past practice, each as applicable to the respective officer.

GRANTS OF PLAN-BASED AWARDS FOR 2010

The following table presents information with respect to each award in 2010 to a named executive officer of plan-based compensation, including annual cash awards under the Executive Bonus Plan.

		Estimated Possible Payments
		Under Non-Equity Incentive Plan Awards
Name	Award Type(1)(2)	Threshold		Target	Maximum(4)

Barry F. Schwartz	—	—		—	—
Paul G. Savas	—	—		—	—
Stephen G. Taub	Annual Bonus	$705,000	(4)	$1,233,750	$2,000,000
Charles T. Dawson(3)	Annual Bonus	$900,000		$1,250,000	$1,750,000
	Segment 2008-2010 LTIP	787,500		$1,575,000	$3,289,811
	Consolidated 2008-2010 LTIP	1,087,500		$2,175,000	$4,200,133

(1)	The amounts shown in the rows corresponding to the heading Annual Bonus listed in this column represent:

•	For Mr. Dawson, the threshold, target and maximum amount which may be payable to Mr. Dawson pursuant to the annual executive bonus plan, as described in more detail above under “— Harland Clarke Holdings Compensation — Annual Executive Bonus Plan.” Pursuant to his employment agreement, the estimated possible Annual Bonus payouts are based on achievement of 90% to 145.1% of the Harland Clarke business’ Adjusted EBITDA for Compensation Purposes targets for 2010. Mr. Dawson was entitled to receive as an annual bonus of 125% of his base salary if the target was attained, increasing ratably up to a maximum of 175% of his base salary if 145.1% of the target was attained. Mr. Dawson’s bonus of $1,250,000 with respect to 2010 was paid on March 11, 2011.

•	For Mr. Taub, the minimum threshold payment amount is determined in accordance with Mr. Taub’s employment agreement, which entitles him to a total of salary and bonus for 2010 of no less than his total salary and bonus for 2009 only if the Company’s 2010 EBITDA equals or exceeds the Company’s EBITDA for 2009. Pursuant to his employment agreement, Mr. Taub was entitled to receive a cash performance award for 2010 performance. The estimated possible payouts are based on achievement of 80% to 115% of Mafco Worldwide’s EBITDA goals for 2010, subject to a maximum limit of $2,000,000. The minimum threshold payout amount is determined based on 2010 EBITDA achievement and is equal to $705,000. Mr. Taub’s performance bonus of $1,080,000, earned in respect of 2010, was paid to him in early 2011.

(2)	The amounts shown in the rows corresponding to the heading 2008-2010 LTIP listed in this column represent the threshold and target amount which might have been payable in 2011 to Mr. Dawson at the end of the three-year performance period (2008-2010) pursuant to the 2008-2010 LTIP, as described in more detail above under “Harland Clarke Holdings Compensation — The M & F Worldwide Long-Term Incentive Compensation Plan (“2008-2010 LTIP”). The first row labeled LTIP represents the amount of the LTIP attributable to the performance of Mr. Dawson’s individual business segment at the end of the three-year performance period and the second and third row labeled LTIP represent the amount attributable to consolidated Harland Clarke Holdings results at the end of the three-year performance period. The actual amount paid to Mr. Dawson under the 2008-201 LTIP was $4,057,693 on March 11, 2011.

(3)	Mr. Dawson received an additional grant under the 2008-2010 LTIP which represents the amount attributable to consolidated Harland Clarke Holdings results at the end of the three-year performance period as a result of increased responsibilities for Harland Clarke Holdings after taking the additional position as President and Chief Executive Officer of Harland Clarke Holdings.

(4)	The 2008-2010 LTIP, which was designed to meet the performance-based compensation exemption of Section 162(m) of the Code, was approved by the shareholders of the Company in 2008 for 162(m) purposes for an aggregate maximum of $16.5 million. Under the terms of the 2008-2010 LTIP, the maximum payout to any participant is $10 million over the three-year performance period. The actual payout to any participant was substantially lower than the maximum potential payout.

Terms of Executive Employment Agreements

Mr. Taub.  Mr. Taub’s employment agreement, dated August 1, 2001, and amended October 31, 2006 and December 31, 2008, provides for his employment as President and Chief Executive Officer of Mafco Worldwide, commencing on August 1, 2001 initially through July 31, 2006, with a five-year evergreen renewal provision. Mafco Worldwide has the right at any time to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends five years after the last day of the month in which the notice was given. The employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, although in no event will the term extend beyond May 25, 2016.

The salary for Mr. Taub is set under the terms of his employment contract. For more information regarding Mr. Taub’s base salary, see “Compensation Discussion and Analysis — Mafco Worldwide Compensation — Salary”. Mr. Taub’s bonus plan is outlined in his employment contact. For more information regarding the method for determining Mr. Taub’s bonus, see “Compensation Discussion and Analysis — Mafco Worldwide Compensation — Annual Incentive Compensation”. For more information regarding the termination provisions of Mr. Taub’s employment contract, see “— Potential Payments upon Termination or Change-in-Control.”

Mr. Dawson

Prior Employment Agreement

On February 13, 2008, Harland Clarke Holdings entered into an employment agreement with Mr. Dawson, effective as of January 1, 2008, which superseded his prior employment agreement with Harland Clarke Holdings dated as of May 29, 2007. The term of this employment agreement, whereby Mr. Dawson was employed as President and Chief Executive Officer of Harland Clarke Holdings and Chief Executive Officer of the Harland Clarke Business (as defined in the employment agreement), was to continue until December 31, 2013, pursuant to an extension amendment dated February 2, 2010. The current term is subject to earlier termination as described in the “— Potential Payments Upon Termination or Change-in-Control” section below. Under this employment agreement, Mr. Dawson’s annual base salary was $1,000,000, and he was entitled to receive annual bonuses based on the attainment of a certain percentage of the Harland Clarke Business Adjusted EBITDA for Compensation Purposes target. Mr. Dawson’s annual bonus was established at 125% of his base salary if 100% of target was attained and increased ratably up to a maximum of 175% of his base salary if 145.1% of the target was attained. Pursuant to his employment agreement, Mr. Dawson participated in the 2008-2010 LTIP, for which he was eligible to receive a portion of the 2008-2010 LTIP bonus pool attributed to the Harland Clarke business and a portion of the 2008-2010 LTIP bonus pool attributed to Harland Clarke Holdings. In September 2007, Mr. Dawson became President and Chief Executive Officer of Harland Clarke Holdings. As a result of his increased responsibilities, he was granted an additional portion of the 2008-2010 LTIP bonus pool that was based solely on consolidated performance. Mr. Dawson also received other standard officer benefits.

Amended and Restated Employment Agreement

On January 1, 2011, M & F Worldwide and Harland Clarke Holdings entered into an amended and restated employment agreement with Mr. Dawson which superseded, effective January 1, 2011, the previous employment agreement dated February 13, 2008. Pursuant to this agreement, Mr. Dawson will continue to serve as the President and Chief Executive Officer of Harland Clarke Holdings and the Chief Executive Officer of the Harland Clarke Business (as defined in the employment agreement) until December 31, 2013, subject to earlier termination as described therein. Under his employment agreement, Mr. Dawson’s annual base salary is $1,050,000. He is entitled to receive an annual bonus based on the attainment of a certain percentage of Adjusted EBITDA for Compensation Purposes of Harland Clarke Holdings. His target annual bonus is 125% of base salary and increases ratably up to a maximum of 175% of his base salary if 145.1% of the targets are attained. Mr. Dawson will also participate in the Company’s 2011 LTIP. Mr. Dawson will continue to receive other standard officer benefits.

PENSION BENEFITS FOR 2010

The following table shows, as of December 31, 2010 (the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 4, 2011), the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year with respect to Stephen G. Taub under the Mafco Replacement Pension Plan and the Mafco Restoration Plan. The present values of accumulated benefits are calculated using the methodology required for financial statement reporting purposes, applied at the earliest unreduced retirement age. The section below provides more information about the terms of the plans.

		Number of	Present Value of
		Years	Accumulated
Name	Plan Name	Credited Service	Benefit ($)(1)

Barry F. Schwartz	—	—	—
Paul G. Savas	—	—	—
Stephen G. Taub	Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan	35	$121,717
	Mafco Worldwide Corporation Benefit Restoration Plan	35	$1,112,603
Charles T. Dawson	—	—	—

(1)	The amounts set forth in the Pension Benefits table are based on the assumptions set forth in Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 4, 2011. The relevant assumptions are:

•	a 5.50% discount rate for the Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan (“Mafco Replacement Pension Plan”) and a 5.25% discount rate for the Mafco Worldwide Corporation Benefit Restoration Plan (“Mafco Restoration Plan”); and

•	post-retirement mortality rates according to the RP-2000 Combined Healthy Participant Table, with projected mortality improvements to 2011 with Scale AA.

The amounts in the table above are estimates of the increase in the actuarial present value of Mr. Taub’s age-65 accrued benefit under each plan for 2010. Mr. Taub is currently eligible for early retirement because he is over 55 years old and has more than 10 years of service. He qualifies for a reduced early retirement benefit that would be approximately 31% less than his full retirement benefit. The section below provides more information about early retirement benefits.

Mafco Worldwide provides the following retirement program to eligible salaried employees:

•	The Mafco Replacement Pension Plan, a tax-qualified defined benefit plan that provides monthly retirement benefits to all eligible employees. The plan terms are described in the section below.

•	The Mafco Restoration Plan, a non-tax qualified plan that restores certain benefits that are limited by statutory limits. The plan terms are described in the section below.

•	The Mafco Worldwide Corporation Savings or Cash Option Plan for Employees (“SCOPE Plan”), a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Eligible employees may elect to contribute a portion of their compensation to the plan. The Company annually contributes an amount equal to 2% of the participant’s eligible compensation. Compensation is limited by the statutory limit ($245,000 in 2010). Subject to certain restrictions, participants may make voluntary after-tax contributions up to 10% of their aggregate compensation, and any such contributions are fully vested and non forfeitable at all times.

Mr. Taub, but no other named executive officer, participates in the Mafco Replacement Pension Plan and Mafco Restoration Plan (together, the “Pension Plans”), as do other Mafco salaried employees.

Eligibility:  The Pension Plans cover salaried employees who are at least age 21 and have been credited with at least one thousand hours of service in any Plan Year (as defined in the Mafco Replacement Pension Plan) since the date such employee commenced employment.

Formula:  The annual amount of benefit under the Pension Plans is determined by a formula that:

•	multiplies the Average Final Compensation, less the Participant’s Primary Social Security Amount, by 50%, reducing this amount proportionally if the participant has less than 25 years of credited service (service over 25 years is ignored in the calculation);

•	subtracts the actuarial equivalent benefit of the SCOPE Plan 2% employer contribution account balance; and

•	subtracts the annual annuity amount paid under an insurance contract issued by the John Hancock Life Insurance Company, providing for annuities payable to participants in a prior pension plan sponsored by Mafco Worldwide.

Average Final Compensation:  Averages the participant’s highest three consecutive calendar years of compensation earned during the participant’s service with Mafco Worldwide.

•	Compensation includes cash wages and salaries, including overtime and bonuses, and excludes (a) fringe benefits and other items, in addition to cash wages and salaries, required to be included in taxable income, such as life insurance or stock option exercise or disposition; and (b) employer contributions to the Pension Plans or other deferred compensation plans, other than salary reductions pursuant to Section 401(k) or Section 125 of the Code.

•	The compensation factored into the benefits provided from the Mafco Replacement Pension Plan is subject to the statutory limit of $245,000 in 2010. Under the Mafco Restoration Plan, the maximum eligible compensation is limited to $500,000.

Early Retirement:  When a participant terminates on or after age 55 and completes 10 years of service, the participant can commence his pension benefit immediately, subject to “early retirement reduction,” as defined in the Pension Plans. In general, benefits are reduced by 1/2% for the first 60 months, and 1/4% for the next 60 months that benefits start prior to age 65.

Mafco Restoration Plan:  The plan covers benefits accrued on compensation above the Code’s Section 401(a)(17) compensation limit (up to $500,000 in compensation). In addition, the plan restores benefits accrued in excess of the Code’s Section 415 benefit limit of $195,000 in 2010. All other provisions follow the Mafco Replacement Pension Plan. The plan is not funded.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2010

	Registrant	Aggregate	Aggregate
	Contributions	Earnings	Balance at
	in Last FY	in Last FY	Last FYE
Name	($)(1)	($)	($)(2)

Barry F. Schwartz	—	—	—
Paul G. Savas	—	—	—
Stephen G. Taub	—	—	—
Charles T. Dawson	80,200	30,285	640,279

(1)	Harland Clarke Holdings contributions to the Benefits Equalization Plan are reported in the Summary Compensation Table for 2010 in the “All Other Compensation” column.

(2)	Reflects the total balance of the executive’s account as of December 31, 2010.

Material Features of the Harland Clarke Holdings Deferred Compensation Plan

The Harland Clarke Holdings Deferred Compensation Plan is a non-elective, nonqualified deferred compensation plan known as the Benefits Equalization Plan, or BEP. It serves as a supplemental benefit program for employees whose Harland Clarke Holdings contributions to the tax-qualified 401(k) plan are limited due to IRS annual qualified plan contribution limits. All employees whose eligible earnings are greater than the IRS qualified plan compensation limit are automatically eligible for this benefit.

Employees may not defer income into this plan. Harland Clarke Holdings does not match contributions under its tax-qualified 401(k) plan in respect of pay above the tax-qualified plan compensation limits. Instead, it credits a notional contribution in respect of pay above the tax-qualified plan limits to the employee’s BEP account.

The BEP is an unfunded deferred compensation plan. Interest is compounded quarterly and credited to each participant’s account based upon the 10-Year U.S. Treasury Bond yield as in effect on the first business day of the plan year rounded to the next higher one-half percent, plus one percent. For plan year 2010, the rate was 5.0%. This methodology of crediting interest is based on the language outlined in the BEP. Interest rates are provided annually by Mercer.

Distributions are allowed only at termination, retirement, death, or disability and are paid in a single lump sum on the first day of the seventh month following the occurrence of such a qualifying event.

Potential Payments upon Termination or Change-in-Control

Set forth below is a summary of the payments and benefits that certain named executive officers would receive upon termination of employment or upon a change in control, assuming such an event took place on December 31, 2010.

Mr. Taub.  If the Company were to terminate Mr. Taub’s employment for cause, he would not become entitled to any further compensation. Pursuant to the terms of Mr. Taub’s employment agreement, cause means:

•	gross neglect of duties;

•	conviction of any felony or any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates;

•	willful misconduct in connection with the performance of any material portion of duties, breach of any material provision of the employment agreement; or

•	any other conduct which would make continued employment materially prejudicial to the best interests of the Company.

In the case of termination of his employment without cause, Mr. Taub would become entitled to receive:

•	continued payment of his base salary and bonus for a period of five years after the termination;

•	continued participation in applicable welfare benefit plans for five years after the termination;

•	continued contribution to the employer portion of employee premiums of welfare benefit plans for a period of five years after termination;

•	continued participation in fringe benefit arrangements for five years after the termination; and

•	accrued vacation pay.

For each year during the severance period during which EBITDA achieved for the year at least equals EBITDA for the immediately preceding year, the base salary and bonus paid to Mr. Taub will be no less than the base salary and bonus paid for the preceding year. To the extent that Mr. Taub earns any compensation during the severance period, any base salary and bonus paid will be offset by such compensation.

Under Mr. Taub’s employment contract, upon a change-in-control, Mafco Worldwide will be required to purchase for Mr. Taub a single-premium annuity having the terms described under “Termination and Change In Control Schedule”.

For purposes of Mr. Taub’s agreement, a change-in-control shall have occurred if any “person” or “group” other than (a) Ronald O. Perelman or (b) any person controlled, directly or indirectly, by Ronald O. Perelman or his heirs;

•	shall acquire “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of all classes of Voting Stock of the Company then outstanding; or

•	shall have elected, or shall have caused to be elected, a sufficient number of its or their nominees to the board of directors of the Company such that the nominees so elected (whether new or continuing directors) shall constitute a majority of the board of directors of the Company.

However, Mafco Worldwide will not be required to purchase for Mr. Taub a single-premium annuity unless the change-in-control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, and any Treasury Regulations promulgated thereunder.

Mr. Dawson.  If the Company were to terminate Mr. Dawson’s employment for cause, he would not become entitled to any further compensation. Pursuant to the terms of Mr. Dawson’s employment agreement, cause means:

•	continued neglect of duties;

•	continued incompetence or unsatisfactory attendance;

•	conviction of any felony;

•	violation of the rules, regulations, procedures or instructions relating to the conduct of employees, directors, officers and/or consultants of Harland Clarke Holdings;

•	willful misconduct in connection with the performance of any material portion of the executive’s duties under the employment agreement;

•	breach of fiduciary obligation owed to Harland Clarke Holdings or commission of any act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Harland Clarke Holdings opportunity;

•	breach of any provision of the employment agreement, including any non-competition, non-solicitation and/or confidentiality provisions;

•	any act that has a material adverse effect upon the reputation of and/or the public confidence in Harland Clarke Holdings;

•	failure to comply with a reasonable order, policy or rule that constitutes material insubordination;

•	engaging in any discriminatory or sexually harassing behavior; or

•	using, possessing or being impaired by or under the influence of illegal drugs or the abuse of controlled substances or alcohol on the premises of Harland Clarke Holdings or any of its subsidiaries or affiliates or while working or representing Harland Clarke Holdings or any of its subsidiaries or affiliates.

In the case of termination of his employment without cause or for good reason (as defined below), Mr. Dawson would become entitled to receive:

•	continued payment of his base salary for a period of two years after the termination;

•	continued participation in applicable welfare benefit plans for 12 months after termination with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Mr. Dawson as was effective on the date of termination;

•	any earned but unpaid annual bonus for the year prior to the year in which termination occurred;

•	a pro rata amount payable, if any, under the 2011 LTIP in accordance with its terms; in each case, paid at the time and in the manner the bonus or long-term incentive plan amount, as applicable, is paid to other executives.

Pursuant to the terms of Mr. Dawson’s employment agreement, good reason means, without the advance written consent of the executive:

•	a reduction in the executive’s base salary; or

•	a material and continuing reduction in the executive’s responsibilities, in each case in which Harland Clarke Holdings fails to cure within 30 days of receiving notice from the executive of such an event.

In the case of death or disability, Mr. Dawson would be entitled to receive: (i) the pro rata annual bonus for the year in which death or disability occurred, if it would have otherwise been payable but for the death or disability; (ii) any earned but unpaid annual bonus for the year prior to the year in which death or disability occurred; and (iii) a pro rata amount payable, if any, under the 2011 LTIP in accordance with its terms; in each case, paid at the time and in the manner the bonus or long-term incentive plan amount, as applicable, is paid to other executives.

In order to receive any of the payments or benefits described above which are payable upon termination of employment, Mr. Dawson must execute an irrevocable release of claims in favor of the Company.

Mr. Taub is bound by a five-year non-competition covenant and Mr. Dawson is bound by a two-year non-competition covenant as well as a two-year non-solicitation covenant. Breach of either the non-competition or the non-solicitation covenants will result in a cessation of payment of salary and premium rates under the group health benefits. If Mr. Dawson’s employment term is not renewed and his employment is terminated after the end of the term, other than for cause or disability, he will be subject to a minimum of a one-year non-competition covenant and a one-year non-solicitation covenant.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL FOR 2010

				Executive		Deferred
			Health/	Annual		Compensation
	Separation		Welfare	Bonus	Outplacement	Plan
Name &	Pay(1)	Vacation(2)	Plans(3)	Plan(4)	Assistance(5)	Balance/Pension(6)		Total
Principal Position	($)	($)	($)	($)	($)	($)		($)

Barry F. Schwartz	—	—	—	—	—	—		—
President, Chief Executive Officer
Paul G. Savas	—	—	—	—	—	—		—
EVP, Chief Financial Officer
Stephen G. Taub	6,000,000	240,385	187,431	6,000,000	—	1,112,603	(7)	13,540,419
President & CEO of Mafco Worldwide
Charles T. Dawson	2,000,000	11,077	9,713	1,250,000	30,000	640,270		3,941,069
President & CEO of Harland Clarke Holdings

(1)	In the case of the termination of Mr. Taub without cause (as defined in the employment agreement), he would be entitled to receive continued payment of base salary for a period of five years. In the case of the termination of Mr. Dawson without cause or resignation for good reason (each as defined in the employment agreement), he would be entitled to receive continued payment of base salary for a period of two years.

(2)	As of December 31, 2010, in the event his employment terminates, Mr. Taub would be entitled to receive $240,385, which reflects the dollar value of unused vacation under the Mafco Worldwide vacation policy. Upon termination, Mr. Dawson would be entitled to his earned and unused vacation for the current year. Mr. Dawson would also be entitled to his balance of frozen vacation of $11,077.

(3)	Mr. Taub, upon his termination other than for cause (as defined in the employment agreement), would be entitled to continued participation in applicable welfare benefit plans for five years after the termination. Mr. Taub’s total assumes reasonable increases in healthcare costs over the applicable period. Mr. Dawson, upon his termination other than for cause or resignation for good reason (each as defined in the employment agreement), would be entitled to continued participation in applicable welfare benefit plans for 12 months after the termination and continued contribution by Harland Clarke Holdings to the employer portion of the employee premiums of welfare benefit plans for 12 months after the termination. The amounts set forth here for Mr. Dawson reflect employer cost for 2010 based on his enrollment in Harland Clarke Holdings’ dental, medical and vision plans as of December 31, 2010.

(4)	Mr. Taub, in the case of his termination without cause (as defined in the employment agreement), would receive annually a bonus for each year of the five-year severance period, assuming that he would have been eligible to receive such bonus (including due to the satisfaction of Mafco Worldwide’s performance targets) had he been employed at the time such bonus would normally have been paid. In calculating this amount, we assumed that the EBITDA Mafco Worldwide will have achieved over the next five years will remain stable. Mr. Dawson, in the case of his termination without cause or resignation for good reason (each as defined in the employment agreement), would be entitled to receive a prorated bonus for the year in which the termination occurred, only if he would have been eligible to receive such bonus (including due to the satisfaction of Harland Clarke Holdings’ performance targets) had he been employed at the time such bonus would normally have been paid. The amounts provided in this column assume that the bonus is paid at a level at which 100% of the target is achieved. To the extent actually earned but not yet paid at the time of termination, Mr. Dawson would also be entitled to a 2008-2010 LTIP payment in the amount of $4,057,693, representing actual amounts earned during the three year cycle of 2008-2010.

(5)	Standard outplacement assistance for Mr. Dawson of up to $30,000 would be paid to a mutually agreed provider of outplacement services for a 12-month outplacement program.

(6)	Upon termination, retirement, death or disability, Mr. Dawson’s total balance in his BEP would be paid in a single lump sum on the first day of the seventh month following the occurrence of such an event. These amounts reflect Mr. Dawson’s account balance as of December 31, 2010.

(7)	As disclosed above in the Pension Benefits for 2010 table, on the earlier of a change in control of Mafco Worldwide and May 25, 2016, Mafco Worldwide will purchase for Mr. Taub a single premium annuity providing to Mr. Taub the actuarial equivalent of the benefit under the Mafco Restoration Plan (as described above), as in effect on August 1, 2001 or on the annuitization date, whichever is greater. The present value of the accumulated benefit disclosed for Mr. Taub on the Pension Benefits Table is the value of the benefit Mr. Taub would receive in such circumstance.

Compensation Risk Assessment

We have determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION FOR 2010

The following Director Compensation table shows all compensation paid by the Company to its directors in respect of 2010.

	Fees Earned
	or Paid in	Stock
Name(1)	Cash ($)(2)	Awards ($)(3)	Total ($)

Ronald O. Perelman	—	—	—
Stephen G. Taub	—	—	—
Charles T. Dawson	—	—	—
Barry F. Schwartz	—	—	—
Philip E. Beekman	106,500	50,000	156,500
William Bevins	—	—	—
Martha L. Byorum	100,500	50,000	150,500
Viet D. Dinh	—	137,000	137,000
Theo W. Folz	103,000	50,000	153,000
John M. Keane	—	131,000	131,000
Paul M. Meister	—	154,000	154,000
Bruce Slovin	101,500	50,000	151,500
Carl B. Webb	100,500	50,000	150,500

(1)	Messrs. Perelman, Bevins, Dawson, Schwartz and Taub received no compensation for their service as directors for 2010.

(2)	In 2010, directors who did not receive compensation as officers or employees of the Company or any of its affiliates were paid an annual retainer fee of $75,000 payable in monthly installments and a fee of $1,500 for each meeting of the Board of Directors or any committee (other than the Audit Committee) that they attended. Members of the Audit Committee were paid an annual Audit Committee retainer fee of $10,000, payable in monthly installments, in addition to the annual retainer fee for Board membership, and a per meeting fee of $2,000 for each meeting of the Audit Committee that they attend. The Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee were each paid an annual retainer of $10,000, in addition to the annual retainer fee for Board membership. The Chairman of the Audit Committee was paid an annual retainer of $15,000, in addition to the annual retainer fee for Board membership.

(3)	Non-employee directors are eligible to participate in the Company’s Outside Directors Deferred Compensation Plan (the “Director Plan”). The Director Plan enables such directors to forego cash fees otherwise payable to them in respect of their service as a director and to have such fees credited at the end of each quarter in the form of stock units, which will be payable in the form of stock or cash, as elected by a director, when the director terminates service as a director, or at such other time as he or she elects. The Company classifies deferred directors’ compensation as a liability in the Company’s consolidated balance sheet and expenses the full value of each award at the time of grant and remeasures the liability at fair market value at the end of each measuring period until settlement. For purposes of this table, the appropriate charge is determined as of the grant date. Deferred directors’ compensation is recorded as a component of selling, general and administrative expenses in the Company’s consolidated statement of operations.

In 2008, in recognition of the increased responsibilities of the Board and based upon the advice of Mercer Consulting, the Board of Directors approved a grant of $50,000 in stock units to be granted on the date of each Annual Meeting to each of the Company’s nonemployee directors pursuant to the Director Plan.

The amounts reflect the total grant date fair value of stock units recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Such amounts were determined under Topic 718 by multiplying the closing price of M & F Worldwide common stock on the date of grant by the number of units granted on such date.

The following sub-table details the grant date fair value, computed in accordance with FASB ASC Topic 718, of each stock unit granted in 2010. There were no unvested stock unit awards outstanding as of December 31, 2010.

	Annual Stock
	Unit Award			First Quarter Grant			Second Quarter Grant			Third Quarter Grant			Fourth Quarter Grant
	Stock			Stock			Stock			Stock			Stock
Director	Price	Units	Total	Price	Units	Total	Price	Units	Total	Price	Units	Total	Price	Units	Total
Philip E. Beekman	$31.90	1,567	$50,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Martha L. Byorum	$31.90	1,567	$50,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Viet D. Dinh	$31.90	1,567	$50,000	$30.60	711	$21,750	$27.10	747	$20,250	$24.35	893	$21,750	$23.10	1,006	$23,250

Theo W. Folz	$31.90	1,567	$50,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

John M. Keane	$31.90	1,567	$50,000	$30.60	711	$21,750	$27.10	747	$20,250	$24.35	832	$20,250	$23.10	812	$18,750

Paul M. Meister	$31.90	1,567	$50,000	$30.60	850	$26,000	$27.10	959	$26,000	$24.35	1,068	$26,000	$23.10	1,126	$26,000

Bruce Slovin	$31.90	1,567	$50,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Carl B. Webb	$31.90	1,567	$50,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

PROPOSAL 2 — APPROVAL OF INCENTIVE COMPENSATION ARRANGEMENTS FOR
HARLAND CLARKE HOLDINGS’ PRESIDENT AND CHIEF EXECUTIVE OFFICER

Our stockholders are being asked to approve the incentive compensation arrangements for Mr. Dawson for the purpose of allowing such compensation to be deductible under Section 162(m) of the Code.

Mr. Dawson’s employment agreement provides for his employment as President and Chief Executive Officer of Harland Clarke Holdings. In addition to Mr. Dawson’s annual base salary of $1,050,000, for 2011 he is entitled to receive an annual bonus of between 90% and 175% of his annual base salary based on the attainment of a certain percentage of adjusted EBITDA targets. He will also participate in the 2011 LTIP (described above and in Proposal 3) for which he will be eligible to receive $4,050,000 at the completion of the three-year period ending December 31, 2013, assuming 100% of the targets are met, which may be increased to a maximum of $6,075,000 assuming 120% or more of the targets are met.

Compensation earned pursuant to the annual bonus and 2011 LTIP provisions of Mr. Dawson’s employment agreement is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and is subject to approval by the stockholders of the Company. A copy of Mr. Dawson’s employment agreement is attached hereto as Appendix 1.

Under applicable rules of the NYSE, such approval requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. For this proposal, abstentions and broker non-votes will not count as “votes cast”, so they will not count in determining whether the over 50% threshold is reached (although they will otherwise have no effect on the outcome of the vote, other than for determination of whether a quorum exists).

New Plan Benefits

The amount of annual bonus actually payable to Mr. Dawson is subject to the degree by which the above-mentioned adjusted EBITDA targets are attained and, therefore, is not determinable at this time.

The Board of Directors recommends that stockholders vote FOR approval of Mr. Dawson’s incentive compensation arrangements for the purpose of allowing such compensation to be deductible under Section 162(m) of the Code.

PROPOSAL 3 — APPROVAL OF THE M & F WORLDWIDE CORP.
2011 LONG-TERM INCENTIVE PLAN

Our stockholders are being asked to approve the 2011 LTIP for the purpose of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162(m) of the Code.

The Board of Directors has determined that it is advisable and in the best interests of the Company and the stockholders to adopt the 2011 LTIP. The purpose of the plan is to foster and promote the long-term financial success of the Company and increase stockholder values by (a) strengthening the Company’s capability to develop and maintain a management team; (b) motivating superior performance by means of long-term performance related incentives linked to business performance of the Company; (c) attracting and retaining qualified personnel by providing incentive compensation opportunities competitive with other similar companies; and (d) enabling officers and other key employees to participate in the long-term growth and financial success of the Company. The 2011 LTIP is generally intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of Code. A copy of the 2011 LTIP is attached hereto as Appendix 2. The following summary of the material features of the 2011 LTIP is qualified in its entirety by reference to the complete text of the 2011 LTIP.

Section 162(m) of the Code generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. Section 162(m) does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if the compensation exceeds $1,000,000. The 2011 LTIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and requires that certain terms of the 2011 LTIP, including the business criteria and maximum amounts payable, be approved by the Company’s stockholders.

Administration.  The 2011 LTIP will be administered by the Compensation Committee, which is selected by our Board of Directors and is composed of two or more members of our Board of Directors, each of whom is required to be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the 2011 LTIP, including authority to determine eligibility for participation, establish the award cycle, award term, payment value, performance goals, performance measures and other criteria. Except as otherwise specifically limited in the 2011 LTIP, the Compensation Committee will have full power and authority to construe, interpret and administer the 2011 LTIP.

Eligibility.  The Compensation Committee will retain the discretion to award or pay non-deductible compensation when it considers it to be in the best interests of the Company and stockholders to do so. The 2011 LTIP provides that the Compensation Committee will select which employees of the Company and its affiliates will be participants during any given fiscal year the 2011 LTIP is in effect.

Performance Measures.  The Performance Measures (as defined in the 2011 LTIP) under the 2011 LTIP will be determined in the discretion of the Compensation Committee, based upon the Compensation Committee’s determination of the goals that will most effectively further the Company’s corporate objectives. Performance Measures may be based on performance goals for the Company, any affiliate or any division of the Company. The Performance Measures may be relative or absolute and may include sales, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, economic value added, return on total assets, return on common equity, return on total capital, total stockholder return, revenue, revenue growth, EBITDA, EBITDA growth, cumulative EBITDA over a period fixed by the Compensation Committee, basic earnings per share, diluted earnings per share, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company’s (or any affiliate’s, or any division’s) attainment of expense levels, implementing or completion of critical projects, or other criteria established by the Compensation Committee.

Payout Amounts.  The payout that a participant is entitled to receive under the 2011 LTIP will be based on a pre-determined percentage of the payment value, as set out in the participant’s award agreement. The maximum payout that a participant may receive under the 2011 LTIP will be $15,000,000.

“Clawback”.  The 2011 LTIP contains “clawback” provisions, which provide that, unless specifically provided otherwise in an award agreement, if a participant is determined by the Compensation Committee to have violated a noncompete, nonsolicit, nondisclosure or other agreement or otherwise have engaged in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, the Committee may in its sole discretion cancel such award, and the Compensation Committee may require the participant to forfeit any gain or profit or other benefit realized on the payout of such award and to repay the gain or profit or other benefit to the Company. In addition, unless specifically provided otherwise in an award agreement, if a participant receives any amount in excess of what he or she should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant will be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Wall Street Reform and Consumer Protection Act), awards shall be subject to clawback, forfeiture or similar requirement.

Amendment or Termination of Plan.  The Compensation Committee may amend, alter or terminate the 2011 LTIP at any time, provided that no amendment, alteration or termination may be made which would impair the rights of the participant without such participant’s consent, except as required by applicable law or to permit the Company a deduction under applicable tax law.

Application to Harland Clarke Holdings, Harland Clarke, HFS, and Scantron.  Awards have been granted for the three-year performance cycle under the 2011 LTIP to senior executives of Harland Clarke Holdings, Harland Clarke, HFS and Scantron. The three-year performance cycle under the 2011 LTIP covers the period from January 1, 2011 until December 31, 2013. The participating executives are eligible to receive a fixed dollar amount pool and their ultimate payout, if any, at the end of the third year is based on performance over the three-year performance cycle.

New Plan Benefits

Future amounts payable to eligible participants under the 2011 LTIP are based on satisfaction of certain performance goals in each applicable performance period and, therefore, are not determinable at this time.

Subject to shareholder approval of the 2011 LTIP, Mr. Dawson was granted an award under the 2011 LTIP effective as of January 1, 2011. The award has a target payout of $4,050,000, which is payable based on the achievement over a three-year period of the performance goals established by the Compensation Committee. 75% of such award will be based on achievement of consolidated EBITDA, and 25% of the award will be based on achievement of Non-Check Revenue (as defined in his award agreement).

* * * *

Under applicable rules of the NYSE, approval of the 2011 LTIP requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. For this proposal, abstentions and broker non-votes will not count as “votes cast”, so they will not count in determining whether the 50% threshold is reached (although they will otherwise have no effect on the outcome of the vote, other than for determination of whether a quorum exists).

The Board of Directors recommends that stockholders vote FOR the approval of the adoption of the 2011 LTIP for the purpose of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162 (m) of the Code.

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s named executive officers. This compensation philosophy, and the program structure approved by the Company and Compensation Committee, is central to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to “Executive Compensation — Compensation Discussion and Analysis” for an overview of the compensation of the Company’s named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This non-binding advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the following resolution:

“RESOLVED, that the compensation of M&F Worldwide’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 11 to 29 of this Proxy Statement is hereby APPROVED on an advisory basis”.

PROPOSAL NO. 5 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, the Board believes that conducting advisory vote on executive compensation once every three years (a triennial vote) is appropriate for the Company and its stockholders at this time.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation.

The Board believes that a triennial vote on executive compensation is appropriate for a number of reasons. Most significantly, our compensation programs, such as our long-term incentive plans, are designed to reward sustained performance over a multi-year period, and a triennial vote matches the vesting periods under our long-term incentive plans. In addition, we believe that a triennial advisory vote on executive compensation gives the Compensation Committee and the Board the right amount of time to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate over multi-year periods, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

The Board of Directors recommends that stockholders vote FOR the approval of an advisory vote on the compensation of the Company’s named executive officers once every THREE years.

PROPOSAL 6 — RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected, subject to ratification by the stockholders, Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 2011.

The ratification of the selection of Ernst & Young LLP will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present. For this proposal, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists.

Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for professional services rendered for the audit of the Company’s 2010 and 2009 annual financial statements included in the Company’s Annual Report on Form 10-K, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods in 2010 and 2009 were $3,096,000 and $3,235,000, respectively. Audit services include fees associated with the annual audit, the audit of the Company’s internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

Audit-Related Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for audit-related services rendered in 2010 and 2009 were $1,317,700 and $350,100, respectively. Audit-related services include due diligence services, accounting consultations, and audits and reviews not required for the audit of the consolidated financial statements.

Tax Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for tax services rendered in 2010 and 2009 were $106,700 and $107,094, respectively. Tax services include property tax compliance services and tax compliance planning and advice.

All Other Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for all other services rendered in 2010 and 2009 to the Company were $0 and $0, respectively.

Auditor Independence and Pre-Approval.  The Audit Committee considered whether any audit-related and non-audit service that Ernst & Young LLP provided were compatible with maintaining the auditors’ independence from management and the Company. It has been the Audit Committee’s policy to approve in advance the plan of audit services to be provided and an estimate of the cost for such audit services. The Audit Committee has also adopted a policy of approving in advance for each calendar year a plan of the expected services and a related budget, submitted by management, for audit-related services, tax services and other services that the Company expects the auditors to render during the year. Throughout the year, the Audit Committee is provided with updates on the services provided and the expected fees associated with each service. Any expenditure in excess of the approval limits for approved services, and any engagement of the auditors to render services in addition to those previously approved, requires advance approval by the Audit Committee. The Audit Committee approved the audit plan, all of the fees disclosed above and the services that the Company expects Ernst & Young LLP to provide in 2011.

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth the total number of shares of Common Stock that each director of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, the officers named in the Summary Compensation Table presented in this Proxy Statement and all directors and executive officers as a group beneficially owned as of March 31, 2011, and the percent of Common Stock so owned. Common Stock is the Company’s only outstanding voting stock. “Beneficial ownership” for this purpose is as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person beneficially owns a share if the person has sole or shared voting power or investment power with respect to the share or the person has the right to acquire the share within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of any power of attorney or revocation of trust, discretionary account or similar arrangement.

	Amount and Nature
	of Beneficial		Percent of
Name	Ownership		Class

MFW Holdings One LLC 35 East 62 St., New York, NY 10065	7,248,000	(a)	37.5%
MFW Holdings Two LLC 35 East 62 St., New York, NY 10065	1,012,666	(a)	5.2%
Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA 90401	1,563,781	(b)	8.1%
Philip E. Beekman	18,897	(c)	*
William C. Bevins	6,430	(d)	*
Martha L. Byorum	7,997	(e)	*
Charles T. Dawson	0		*
Viet Dinh	19,956	(f)	*
Theo W. Folz	17,997	(g)	*
John M. Keane	8,790	(h)	*
Paul M. Meister	107,387	(i)	*
Ronald O. Perelman	8,394,000	(j)	43.4%
Paul G. Savas	6,000		*
Barry F. Schwartz	10,000		*
Bruce Slovin	129,740	(k)	*
Stephen G. Taub	0		*
Carl Webb	15,894	(l)	*
All directors and executive officers as a group (14 persons)	8,735,254	(m)	45.2%

*	Less than 1%.

(a)	All of such shares of Common Stock are beneficially owned by Ronald O. Perelman. Holdings One and Holdings Two are wholly owned subsidiaries of MacAndrews Holdings, of which Mr. Perelman owns 100%. MacAndrews Holdings may be deemed to share beneficial ownership of the 8,260,666 shares of Common Stock beneficially owned by Holdings One and Holdings Two and the 133,334 shares of Common Stock deemed beneficially owned by Mr. Perelman as a result of Mr. Perelman’s grant of restricted stock, by virtue of MacAndrews Holdings’ ownership of 100% of the common stock of Holdings One and Holdings Two and Mr. Perelman’s 100% ownership of MacAndrews Holdings’ common stock. The shares so owned and shares of intermediate holding companies are, or may from time to time be, pledged to secure obligations of MacAndrews Holdings or its affiliates.

(b)	Beneficial ownership is based on a statement on Schedule 13G/A filed by Dimensional Fund Advisors LP on February 11, 2011.

(c)	Includes 7,997 shares that may be deemed to be beneficially owned by Mr. Beekman as a result of his participation in the Director Plan.

(d)	Represents 6,430 shares that may be deemed to be beneficially owned by Mr. Bevins as a result of his participation in the Director Plan.

(e)	Represents 7,997 shares that may be deemed to be beneficially owned by Ms. Byorum as a result of her participation in the Director Plan.

(f)	Represents 19,956 shares that may be deemed to be beneficially owned by Mr. Dinh as a result of his participation in the Director Plan.

(g)	Includes 7,997 shares that may be deemed to be beneficially owned by Mr. Folz as a result of his participation in the Director Plan.

(h)	Includes 8,790 shares that may be deemed to be beneficially owned by General Keane as a result of his participation in the Director Plan.

(i)	Includes 34,971 shares that may be deemed to be beneficially owned by Mr. Meister as a result of his participation in the Director Plan.

(j)	Of the shares set forth in the table, 25,000 are held in trust for the benefit of a minor child and 26,000 shares are owned directly by the wife of Mr. Slovin. Mr. Slovin disclaims beneficial ownership of such 51,000 shares. Includes 28,740 shares that may be deemed to be beneficially owned by Mr. Slovin as a result of his participation in the Director Plan.

(k)	Represents 15,894 shares that may be deemed to be beneficially owned by Mr. Webb as a result of his participation in the Director Plan.

(l)	Includes shares of Common Stock indirectly owned by Mr. Perelman through MacAndrews Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Business Conduct (the “Code of Conduct”) covers transactions and other activities by employees of the Company and its subsidiaries that give rise to conflicts of interest. The conflicts of interest policy in the Code of Conduct limits or prohibits, among other things, transactions between the employee and the Company and transactions by the employee with (and employment with or substantial investments in) an enterprise that is a present or potential supplier, customer or competitor, or that engages or may engage in any other business with the Company. In addition, the policy also prohibits employees from appropriating for personal benefit business opportunities that should be first offered to the Company. The Code of Conduct also limits similar transactions by family members of employees. Any waivers of the Code of Conduct must be approved by either the Board of Directors or the Audit Committee of the Company. As a Delaware corporation, the Company is also subject to the requirement for disinterested director or shareholder approval of transactions by the Company with its directors and officers, as set forth in Section 144 of the Delaware General Corporation Law.

Transfer Agreement.  In 1995, a subsidiary of MacAndrews & Forbes, the Company and two of the Company’s subsidiaries entered into a transfer agreement (the “Transfer Agreement”). Pneumo Abex LLC (together with its predecessor in interest Pneumo Abex Corporation, “Pneumo Abex”), which was until April 2011 an indirect, wholly owned subsidiary of the Company, has various contingent liabilities, a portion of which are indemnified by third parties. Among the indemnified liabilities are certain environmental and asbestos-related claims, as well as certain tax and other matters. During 2010, the Transfer Agreement required such subsidiary of MacAndrews & Forbes to undertake certain administrative and funding obligations with respect to certain categories of asbestos-related claims and other liabilities, including environmental claims, retained by Pneumo Abex. Pneumo Abex was required reimburse the amounts so funded only when it receives amounts under related indemnification and insurance agreements. In the event of certain kinds of disputes with Pneumo Abex’s indemnitors regarding their indemnities, the Transfer Agreement permitted Pneumo Abex to require such subsidiary to fund 50% of the costs of resolving the disputes. In April 2011, the parties to the Transfer Agreement entered into an amendment to that agreement, in connection with the consummation of the transactions contemplated by the Settlement Agreement (as defined below), pursuant to which such subsidiary is no longer obliged to undertake obligations with respect to contingent liabilities of Pneumo Abex.

Settlement Agreement with Cooper Industries, LLC.  On April 5, 2011, the Company, Pneumo Abex, Mafco Worldwide, a subsidiary of MacAndrews & Forbes, PCT International Holdings Inc. (a wholly owned subsidiary of the Company), Cooper Industries plc, Cooper Industries Ltd., Cooper Holdings, Ltd., Cooper US Inc. and Cooper Industries, LLC (“Cooper”) consummated the transactions contemplated by the Full and Final Release, Settlement and Indemnity Agreement (the “Settlement Agreement”), dated as of February 1, 2011, which they had previously executed. Pursuant to the Settlement Agreement, and upon the terms and subject to the conditions set forth therein, the Parties resolved and settled certain disputes between Pneumo Abex and Cooper, as well as certain related parties. As a result of the closing:

•	Pneumo Abex is no longer owned or controlled, directly or indirectly, by the Company and is instead owned by the Pneumo Abex Asbestos Claims Settlement Trust, a Delaware statutory trust (the “Settlement Trust”);

•	The Settlement Trust will indemnify Pneumo Abex with respect to the defense and resolution of the asbestos-related claims formerly subject to contractual indemnification by Cooper;

•	Cooper’s obligation to indemnify Pneumo Abex terminated;

•	The Company and its remaining subsidiaries will be indemnified by the Settlement Trust against any liability for the matters formerly subject to the Cooper indemnity;

•	Certain obligations related to Pneumo Abex’s contingent liabilities and arising under the Transfer Agreement and an agreement between Mafco Worldwide and Pneumo Abex were terminated; and

•	All other insurance and indemnification rights of Pneumo Abex owing from third parties remain assets of Pneumo Abex.

The Company/Mafco Consolidated Registration Rights Agreement.  Mafco Consolidated Group LLC, a Delaware limited liability company and the successor by conversion to Mafco Consolidated Group Inc. (“Mafco Consolidated”), and the Company are parties to a registration rights agreement (as amended, the “Company/Mafco Consolidated Registration Rights Agreement”) providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933 (the “Securities Act”), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated, all or portion of the issued and outstanding Common Stock owned by Mafco Consolidated or any of its affiliates (the “Registrable Shares”). Such demand rights are subject to the conditions that the Company is not required to (1) effect a demand registration more than once in any 12-month period, (2) effect more than one demand registration with respect to the Registrable Shares, or (3) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Company/Mafco Consolidated Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registrable Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Company/Mafco Consolidated Registration Rights Agreement except that the seller of the Registrable Shares is responsible for underwriters’ discounts and selling commissions with respect to the Registrable Shares it sells. Mafco Consolidated, Holdings One and Holdings Two are each wholly owned subsidiaries of MacAndrews Holdings, and the shares of Common Stock held by Holdings One and Holdings Two are Registrable Shares under the Company/Mafco Consolidated Registration Rights Agreement.

Management Services Agreement and Transaction Fees.  Since 2005, MacAndrews & Forbes LLC has provided the services of the Company’s Chief Executive Officer and Chief Financial Officer, as well as other management, advisory, transactional, corporate finance, legal, risk management, tax and accounting services pursuant to the terms of a management services agreement, which has been amended from time to time. Under the terms of the management services agreement, the Company pays MacAndrews & Forbes LLC an annual fee for these services. The annual rate is currently $10.0 million. The fee was set at an annual rate of $5.0 million for the period July 1, 2006 to April 30, 2007 and at an annual rate of $1.5 million for periods prior to July 1, 2006. In each of 2010, 2009 and 2008, the Company paid to MacAndrews & Forbes LLC $10.0 million for the services provided pursuant to the management services agreement.

The management services agreement renews year to year, unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a subsequent renewal period. The management services agreement will also terminate in the event that MacAndrews & Forbes LLC or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding Common Stock of the Company. The Management Services Agreement also contains customary indemnities covering MacAndrews & Forbes LLC and its affiliates and personnel.

MacAndrews & Forbes Insurance Programs.  The Company participates in MacAndrews Holdings’ directors and officers insurance program, which covers the Company as well as MacAndrews Holdings and its other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews Holdings for its allocable portion of the premiums for such coverage, which the Company believes is more favorable than premiums the Company could secure were it to secure its own coverage. In December 2008, the Company elected to participate in third party financing arrangements, together with MacAndrews & Forbes and certain of MacAndrews Holdings’ affiliates, to finance a portion of premium payments. The financing arrangements require the Company to make future fixed payments totaling $1.3 million through June 2011 at an interest rate of 7.5%.

At December 31, 2010, the Company recorded prepaid expenses of $1.1 million and other current liabilities of $0.2 million relating to the directors and officers insurance programs and financing arrangements. At December 31, 2009, the Company recorded prepaid expenses and other assets of $1.2 million and $0.8 million and other current liabilities and other liabilities of $0.7 million and $0.2 million, respectively, relating to the directors and officers insurance programs and financing arrangements. The Company paid $1.1 million, $0.8 million and $0.6 million to MacAndrews Holdings in 2010, 2009 and 2008, respectively, under the insurance programs, including amounts due under the financing arrangements.

Stockholders Agreement.  On January 20, 2009, the Company and MacAndrews Holdings entered into a Stockholders Agreement. Pursuant to the Stockholders Agreement, MacAndrews Holdings agreed to provide advance notice and make certain representations and warranties to the Company in the event of certain future acquisitions of Common Stock of the Company. In addition, MacAndrews Holdings agreed that, so long as the Company has public equity securities outstanding, MacAndrews Holdings would use its best efforts to assure that the Company will continue to maintain a Board of Directors comprised of a majority of independent directors (under applicable stock exchange rules) and nominating and compensation committees comprised solely of independent directors.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and any Quarterly Report on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065. Each such request must set forth a good faith representation that, as of the Record Date, April 11, 2011, the person making the request was a beneficial owner of Common Stock entitled to vote. In order to ensure timely delivery of such documents prior to the Annual Meeting, any such request should be made promptly to the Company. A copy of any exhibit to the Annual Report on Form 10-K may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065.

For your convenience, please note that the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company’s website at http://www.mandfworldwide.com, as well as on the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2012 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the shares of Common Stock were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such Common Stock through the date of the annual meeting of stockholders to be held in 2012) in writing to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065, not less than 120 calendar days before the first anniversary of the date of this Proxy Statement. In accordance with the Company’s Amended and Restated By-laws, assuming the annual meeting of stockholders to be held in 2012 is within 30 days before or after the first anniversary date of the Annual Meeting, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act (which the Company will not be required to include in its proxy material) must be submitted not later than March 20, 2012 and not earlier than February 19, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the NYSE and the SEC. Copies of these reports also must be furnished to the Company.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company’s executive officers, directors and 10% holders during the year, if any, the Company believes that all Section 16 filing requirements applicable to its executive officers, directors and 10% holders were complied with during 2010.

OTHER BUSINESS

The Company knows of no other matter that may come before the Annual Meeting. However, if any such matter properly comes before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

April 22, 2011

By Order of the Board of Directors,

M & F WORLDWIDE CORP.

APPENDIX 1

EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of January 1, 2011, by and among M&F Worldwide Corp., a Delaware Corporation (“MFW”), Harland Clarke Holdings Corp., a Delaware corporation (the “Company”), and Charles Dawson (the “Executive”).

WHEREAS, MFW, the Company and the Executive wish to restate in its entirety the terms of the Executive’s employment agreement, by and between the Company, Harland Clarke Corp. (“Harland Clarke”), and the Executive, dated May 2, 2007, as amended on February 13, 2008, and as further amended as of December 30, 2008 and as of February 2, 2010 (the “Prior Employment Agreement”).

Accordingly, MFW, the Company and the Executive hereby agree as follows:

1. Employment, Duties and Acceptance.

1.1 Employment, Duties.  The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as President and Chief Executive Officer of the Company and Chief Executive Officer of the “Harland Clarke Business”, or in such other executive position as may be mutually agreed upon by MFW, the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors of MFW (the “Board”) or the Chief Executive Officer of MFW. During the Term, the Executive shall report solely to the Board and to the Chief Executive Officer of MFW.

1.2 Acceptance.  The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive’s ability, to devote the Executive’s entire business time, energy and skill to such employment, and to use the Executive’s best efforts, skill and ability to promote the Company’s interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board or of any subsidiary or affiliate, as the case may be.

1.3 Location.  The duties to be performed by the Executive hereunder shall be performed primarily at the offices of the Company in San Antonio, Texas, subject to reasonable travel requirements on behalf of the Company.

2. Term of Employment; Certain Post-Term Benefits.

2.1 The Term.  This Agreement and the term of the Executive’s employment under this Agreement (the “Term”) shall become effective as of January 1, 2011 (the “Effective Date”) and will continue until December 31, 2013 (the “Termination Date”), subject to earlier termination pursuant to Section 4.

2.2 End-of-Term Provisions.  Prior to the end of the Term, the Company and the Executive shall meet to discuss whether the Term should be extended. The Company shall have the right at any time, however, to give written notice of non-renewal of the Term. In the event of non-renewal of the Term by the Company and the Executive’s employment is terminated by the Company after the end of the Term, other than for (i) Cause (as defined below), (ii) Disability (as defined below) or (iii) death, in each case following such Company notice of non-renewal, then such termination shall be treated as a termination without Cause and the Restricted Period (as defined below) shall be reduced to a period of one year post termination of employment (the “Reduced Restricted Period”). During such Restricted Period, the Executive shall receive as severance pay, an amount equal to the greater of (A) 50% of the payments set forth in Sections 4.4(i) and 4.4(ii) or (B) severance and benefits in accordance with Company policy as in effect at that time, in each case payable in installments in accordance with the Company’s normal payroll practices, subject to Executive’s signing and not revoking the release of claims as set forth in Section 4.6. For the avoidance of doubt, if the Executive’s employment is terminated by the Company after the end of the Term (x) for Cause, the Executive will not be entitled to receive any severance or other benefits, or (y) for death or

Disability, the Executive will receive severance and benefits in accordance with Company policy as in effect at that time. For the avoidance of doubt, if the Company is willing to extend the Term and Executive does not agree to extend the Term, then upon termination of employment at or after the end of the Term, the Executive shall be bound by the restrictive covenants set forth in Section 5 below, the Restricted Period shall not be reduced and Executive shall not be entitled to receive any severance benefits with respect to such termination. Notwithstanding the foregoing, the terms of this Section 2.2 will not impact any payments or other benefits to which the Executive would then be entitled under normal Company policies or the LTIP (as defined below) pursuant to the terms thereof.

3. Compensation; Benefits.

3.1 Salary.  As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive a base salary, payable in accordance with the Company’s normal payroll practices, at the annual rate of not less than $1,050,000 (effective January 1, 2011) less such deductions or amounts to be withheld as required by applicable law and regulations (the “Base Salary”). In the event that MFW or the Company, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute “Base Salary” for purposes of this Agreement.

3.2 Incentive Compensation.

3.2.1 Annual Bonus.  Commencing with the 2011 fiscal year, the Executive will be eligible to receive a bonus with respect to 2011 and each later fiscal year ending during the Term computed in accordance with the provisions hereafter. If, with respect to any such fiscal year, the Company achieves “Consolidated EBITDA” (as defined below) of at least the percentage set forth in the table below of its business plan for such fiscal year, such bonus shall be the percentage set forth in the table below of Base Salary with respect to the fiscal year for which the bonus (any such bonus, an “Annual Bonus”) was earned:

Percentage of Consolidated	Percentage of
EBITDA in Business Plan	Base Salary

89.9% and below	Nil
90 — 94.9	90
95 — 99.9	107.5
100 — 105	125
105.1 — 110	130.56
110.1 — 115	136.11
115.1 — 120	141.67
120.1 — 125	147.22
125.1 — 130	152.78
130.1 — 135	158.33
135.1 — 140	163.89
140.1 — 145	169.44
145.1 and over	175

An Annual Bonus if earned in accordance with this Agreement shall be paid no later than the fifteenth day of the third month next following the year with respect to which such bonus was earned, provided that, except as otherwise specifically provided in this Agreement (including, without limitation, Section 4.4), as a condition precedent to any bonus entitlement the Executive must remain in employment with the Company at the time that the Annual Bonus is paid. Notwithstanding the foregoing, to the extent that Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), may be applicable, such Annual Bonus shall be subject to, and contingent upon, such shareholder approval as is necessary to cause the Annual Bonus to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder as well as approval of this Section 3.2.1 by the MFW Compensation Committee and any other required committees.

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For the purposes of this Agreement, “Consolidated EBITDA” means for any fiscal year of the Company, consolidated net income for such fiscal year of the Company plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such fiscal year, the sum of (i) income tax expense, (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions (to the extent not already captured in interest expense), discounts and other fees and charges associated with indebtedness, (iii) depreciation and amortization expense (excluding amounts of prepaid incentives under customer contracts), (iv) any extraordinary non-cash expenses or losses, (v) allocation of fees charged by MFW or a subsidiary to the Company relating to the operation of the Company, (vi) all restructuring costs, (vii) fees paid to the Company’s external advisors in connection with acquisitions (whether or not consummated) and (viii) effects of changes in accounting policy and U.S. generally accepted accounting principles (“GAAP”),and minus (x) to the extent included in the statement of such consolidated net income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business), (c) effects of changes in accounting policy and GAAP, and (d) income tax credits (to the extent not netted from income tax expense) and (y) any cash payments made during such period in respect of items described in clause (iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of consolidated net income, all as determined on a consolidated basis, all of the foregoing to be determined by the Board or the MFW Compensation Committee, as applicable. For the purposes of determining compensation milestones for any fiscal year, Consolidated EBITDA will be adjusted by the Board or the MFW Compensation Committee, as applicable, as appropriate for material acquisitions or dispositions of any business or assets of or by the Company or its subsidiaries for such fiscal year and thereafter.

3.2.2 Long Term Incentive Plan.  During the Term, the Executive shall participate in the M&F Worldwide Corp. 2011 Long Term Incentive Plan (the “LTIP”). The specific terms of award or awards under the LTIP shall be set forth in one or more Award Agreements entered into with the Executive on or about the date hereof. If the Term is extended, the Executive shall participate in a new Long Term Incentive Plan that shall commence after the LTIP ends. Notwithstanding the foregoing, to the extent that Section 162(m) of the Code may be applicable, the LTIP (and any subsequent Long Term Incentive Plan) shall be subject to, and contingent upon, such shareholder approval as is necessary to cause the LTIP to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

3.3 Business Expenses.  The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive’s services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Board.

3.4 Vacation.  During the Term, the Executive shall be entitled to a vacation period or periods of four (4) weeks during any fiscal year taken in accordance with the vacation policy of the Company during each year of the Term.

3.5 Fringe Benefits.  During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called “fringe” benefit plan which the Company provides to its executive employees generally, which benefits may be amended, modified or terminated in MFW’s or the Company’s discretion.

4. Termination.

4.1 Death.  If the Executive dies during the Term, the Term shall terminate forthwith upon the Executive’s death. The Company shall pay to the Executive’s estate: (i) any Base Salary earned but not paid; (ii) a pro rated Annual Bonus based on the number of days of the fiscal year worked by the Executive, which pro-rated Annual Bonus will be paid at the time and in the manner such Annual Bonus is paid to other executives receiving such bonus payment; (iii) amounts payable under the LTIP in accordance with the

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terms thereof and (iv) Annual Bonus for the year prior to the year in which the Executive dies if at the time of death the Executive has earned an Annual Bonus payment for such prior year and has not yet been paid such Annual Bonus, which prior year Annual Bonus will be paid at the time and in the manner such prior year Annual Bonus is paid to other executives receiving such prior year Annual Bonus. The Executive shall have no further rights to any compensation (including any Base Salary or Annual Bonus) or any other benefits under this Agreement, except to the extent already earned and vested as of the day immediately prior to his death, or as earned, vested, or accrued by virtue of his death.

4.2 Disability.  If, during the Term the Executive is unable to perform his duties hereunder due to a physical or mental incapacity for a period of 6 months within any 12 month period (hereinafter a “Disability”), the Company shall have the right at any time thereafter to terminate the Term upon sending written notice of termination to the Executive. If the Company elects to terminate the Term by reason of Disability, the Company shall pay to the Executive promptly after the notice of termination: (i) any Base Salary earned but not paid, (ii) a pro rated Annual Bonus based on the number of days of the fiscal year worked by the Executive until the date of the notice of termination, which pro-rated Annual Bonus will be paid at the time and in the manner such Annual Bonus is paid to other executives receiving such bonus payment; (iii) amounts payable under the LTIP in accordance with the terms thereof, and (iv) Annual Bonus for the year prior to the year in which the Executive is terminated if at the time of termination the Executive has earned an Annual Bonus payment for such prior year and has not yet been paid such Annual Bonus, which prior year Annual Bonus will be paid at the time and in the manner such prior year Annual Bonus is paid to other executives receiving such prior year Annual Bonus, in each case less any other benefits payable to the Executive under any disability plan provided for hereunder or otherwise furnished to the Executive by the Company. The Executive shall have no further rights to any compensation (including any Base Salary or Annual Bonus) or any other benefits under this Agreement except to the extent already earned and vested as of the day immediately prior to his termination by reason of Disability, or as earned, vested, or accrued by virtue of his Disability.

4.3 Cause.  The Company may at any time by written notice to the Executive terminate the Term for “Cause” (as defined below) and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except for any Base Salary earned but not paid prior to such termination. For the purposes of this Agreement, “Cause” means: (i) continued neglect by the Executive of the Executive’s duties hereunder, (ii) continued incompetence or unsatisfactory attendance, (iii) conviction of any felony, (iv) violation of the rules, regulations, procedures or instructions relating to the conduct of employees, directors, officers and/or consultants of the Company, (v) willful misconduct by the Executive in connection with the performance of any material portion of the Executive’s duties hereunder, (vi) breach of fiduciary obligation owed to the Company or commission of any act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Company opportunity, (vii) breach of any provision of this Agreement, including any non-competition, non-solicitation and/or confidentiality provisions hereof, (viii) any act that has a material adverse effect upon the reputation of and/or the public confidence in the Company, (ix) failure to comply with a reasonable order, policy or rule that constitutes material insubordination, (x) engaging in any discriminatory or sexually harassing behavior, or (xi) using, possessing or being impaired by or under the influence of illegal drugs or the abuse of controlled substances or alcohol on the premises of the Company or any of its subsidiaries or affiliates or while working or representing the Company or any of its subsidiaries or affiliates. A termination for Cause by the Company of any of the events described in clauses (i), (ii), (iv), (ix), (x) and (xi) shall only be effective on 15 days advance written notification, providing Executive the opportunity to cure, if reasonably capable of cure within said 15-day period; provided, however, that no such notification is required if the Cause event is not reasonably capable of cure or the Board determines that its fiduciary obligation requires it to effect a termination of Executive for Cause immediately.

4.4 Termination by Company without Cause or by the Executive for Good Reason.  If the Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or by the Executive for Good Reason (as defined below), the Executive shall receive: (i) as severance pay, an amount equal to two times the Base Salary payable in installments in accordance with the

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Company’s normal payroll practices, (ii) continuation for a 12-month period following the date of termination of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Employee as in effect on the date of termination (provided that the Company shall not be required to pay any portion of the premium if such payment would result in penalty taxes imposed on the Company), (iii) Annual Bonus for the year in which termination occurred if the Executive would have been eligible to receive such bonus hereunder (including due to satisfaction by the Company of performance milestones) had the Executive been employed at the time such Annual Bonus is normally paid, which Annual Bonus will be paid at the time and in the manner such Annual Bonus is paid to other executives receiving such bonus payment, (iv) Annual Bonus for the year prior to the year in which the Executive is so terminated if at the time of termination the Executive has earned an Annual Bonus payment for such prior year and has not yet been paid such due to such termination, which prior year Annual Bonus will be paid at the time and in the manner such prior year Annual Bonus is paid to other executives receiving such prior year Annual Bonus and (v) amounts payable, if any, under the LTIP in accordance with the terms thereof. The Executive shall have no further rights to any compensation (including any Base Salary or Annual Bonus) or any other benefits under this Agreement. For purposes of this Agreement, “Good Reason” means, without the advance written consent of the Executive: (i) a reduction in Base Salary or (ii) a material and continuing reduction in the Executive’s responsibilities, provided, that a termination by the Executive for Good Reason shall be effective only if the Executive provides the Company with written notice specifying the event which constitutes Good Reason within thirty (30) days following the occurrence of such event or date Executive became aware or should have become aware of such event and the Company fails to cure the circumstances giving rise to Good Reason within 30 days after such notice.

4.5 Termination by Executive other than for Good Reason.  The Executive is required to provide the Company with 30 days’ prior written notice of termination to the Company. Subject to Section 4.4, upon termination of employment by the Executive, the Executive shall receive any Base Salary earned but not paid prior to such termination and shall have no further rights to any compensation (including any Base Salary or Annual Bonus) or any other benefits under this Agreement, except to the extent already earned and vested as of the day immediately prior to such termination.

4.6 Release.  Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that any and all payments, other than payment of any accrued and unpaid Base Salary to which the Executive is entitled under this Section 4 are conditioned upon and subject to the Executive’s execution of a general waiver and release (for the avoidance of doubt, the restrictive covenants contained in Section 5 of this Agreement shall survive the termination of this Agreement), in such form as may be prepared by the Company or MFW, of all claims, except for such matters covered by provisions of this Agreement which expressly survive the termination of this Agreement. Notwithstanding anything to the contrary, the severance payments and benefits are conditioned on the Executive’s execution, delivery and nonrevocation of the general waiver and release of claims within fifty-five days following the Executive’s termination of employment (the “Release Condition”). Payments and benefits of amounts which do not constitute nonqualified deferred compensation and are not subject to Section 409A (as defined below) shall commence five (5) days after the Release Condition is satisfied and payments and benefits which are subject to Section 409A shall commence on the 60th day after termination of employment (subject to further delay, if required pursuant to Section 4.7.2 below) provided that the Release Condition is satisfied.

4.7 Section 409A.

4.7.1 This Agreement is intended to satisfy the requirements of Section 409A of the Code (“Section 409A”) with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent. If either party notifies the other in writing that one or more or the provisions of this Agreement contravenes any Treasury Regulations or guidance promulgated under Section 409A or causes any amounts to be subject to interest, additional tax or penalties under Section 409A, the parties shall agree to negotiate in good faith to make amendments to this

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Agreement as the parties mutually agree, reasonably and in good faith are necessary or desirable, to (i) maintain to the maximum extent reasonably practicable the original intent of the applicable provisions without violating the provisions of Section 409A or increasing the costs to the Company of providing the applicable benefit or payment and (ii) to the extent possible, to avoid the imposition of any interest, additional tax or other penalties under Section 409A upon the parties.

4.7.2 To the extent the Executive would otherwise be entitled to any payment or benefit under this Agreement, or any plan or arrangement of the Company or its affiliates, that constitutes a “deferral of compensation” subject to Section 409A and that if paid during the six (6) months beginning on the date of termination of the Executive’s employment would be subject to the Section 409A additional tax because the Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment or benefit will be paid or provided to the Executive on the earlier of the first day following the six (6) month anniversary of the Executive’s termination of employment or death.

4.7.3 Any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided to the Executive only upon a “separation from service” as defined in Treas. Reg. § 1.409A-1(h). Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation § 1.409A-1 through A-6.

4.7.4 Notwithstanding anything to the contrary in Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to the Executive only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which the Executive’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which the Executive’s “separation from service” occurs. To the extent any expense reimbursement or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), and in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

5. Protection of Confidential Information; Restrictive Covenants.

5.1 Prior to the Effective Date, the Company has shared confidential and trade secret information of the Company and its subsidiaries and affiliates with the Executive. From the Effective Date, the Company will share with the Executive confidential and trade secret information regarding not only the Company but also its subsidiaries and affiliates. In view of the fact that the Executive’s work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, trade secret information and plans for future developments, the Executive agrees:

5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, “know how”, trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, other business affairs of the Company, and any material confidential information whatsoever concerning any director, officer, employee, shareholder, partner, customer or agent of the Company or their respective family members learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive’s employment with the Company, except in the course of performing the Executive’s duties hereunder or with the Company’s express written consent. The

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foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial; and

5.1.2 To deliver promptly to the Company on termination of the Executive’s employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof), including data stored in computer memories or on other media used for electronic storage or retrieval, relating to the Company’s business and all property associated therewith, which the Executive may then possess or have under the Executive’s control, and not retain any copies, notes or summaries; provided Executive shall be entitled to keep a copy of this Agreement and compensation and benefit plans to which Executive is entitled to receive benefits thereunder.

5.2 In support of Executive’s commitments to maintain the confidentiality of the Company’s confidential and trade secret information, (i) during the Term and for any period the Executive is employed by the Company after the Term, and (ii) for a period of two years following termination of the Executive’s employment for any reason (the “Restricted Period”), the Executive shall not in the United States and in any non-US jurisdiction where the Company may then do business: (a) directly or indirectly, enter the employ of, or render any services to, any person, firm or entity engaged in any business competitive with any business of the Company or of any of its subsidiaries or affiliates; (b) engage in such business on the Executive’s own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; (c)directly or indirectly, solicit or encourage (or cause to be solicited or encouraged) or cause any client, customer or supplier of the Company to cease doing business with the Company, or to reduce the amount of business such client, customer or supplier does with the Company or (d) directly or indirectly, solicit or encourage (or cause to be solicited or encouraged) to cease to work with the Company, or hire (or cause to be hired), any person who is an employee of or consultant then under contract with the Company or who was an employee of or consultant then under contract with the Company within the six month period preceding such activity without the Company’s written consent, provided however that this clause (d) shall not apply during the Restricted Period to a consulting or advisory firm which is also then currently engaged or under a retainer relationship (in each case, without any action by the Executive, whether directly or indirectly) by a subsequent employer of the Executive.

5.3 If the Executive commits a breach, or poses a serious and objective threat to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity; and

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5.3.3 In addition to any other remedy which may be available (i) at law or in equity, or (ii) pursuant to any other provision of this Agreement, the payments by the Company of Base Salary and the regular premium for group health benefits pursuant to Section 4.4 will cease as of the date on which such violation first occurs. In addition, if the Executive breaches any of the covenants contained in Sections 5.1 and 5.2 and the Company obtains injunctive relief with respect thereto (that is not later reversed or otherwise terminated or vacated by judicial order), the period during which the Executive is required to comply with that particular covenant shall be extended by the same period that the Executive was in breach of such covenant prior to the effective date of such injunctive relief.

5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are held by a court to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to those portions found invalid.

5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

5.6 The Executive agrees (whether during or after the Executive’s employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or its affiliates or the officers, directors, managers, customers, partners, or shareholders of the Company or its affiliates, provided that nothing herein shall prohibit the Executive from providing truthful testimony if such testimony is required by law.

5.7 For purposes of this Section 5 only, the term “Company” includes the Company and its subsidiaries and affiliates.

6. Inventions and Patents.

6.1 The Executive agrees that all processes, technologies and inventions (collectively, “Inventions”), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive’s work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company’s time or with the use of the Company’s facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive’s inventorship.

6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive’s employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

6.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

7. Intellectual Property.

The Company shall be the sole owner of all the products and proceeds of the Executive’s services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive’s right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary

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or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

8. Notices.

All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Company, to:

Harland Clarke Holdings Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention: General Counsel

With a copy to:
c/o M&F Worldwide Corp.
35 E. 62nd Street
New York, NY 10065
Attention: Chief Legal Officer

If to the Executive, to:

Such address as shall most currently appear on the records of the Company.

9. Governing Law; Dispute Resolution.

9.1 It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

9.2 Each party irrevocably agrees for the exclusive benefit of the other that any and all suits, actions or proceedings relating to Section 5 of this Agreement (a “Proceeding”) shall be maintained in either the courts of the State of Delaware or the federal District Courts sitting in Bexar County, Texas or Wilmington, Delaware (collectively, the “Chosen Courts”) and that the Chosen Courts shall have exclusive jurisdiction to hear and determine or settle any such Proceeding and that any such Proceedings shall only be brought in the Chosen Courts. Each party irrevocably waives any objection that it may have now or hereafter to the laying of the venue of any Proceedings in the Chosen Courts and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceeding brought in the Chosen Courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

9.3 Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance on Section 2708 of Title 6 of the Delaware Code. Each of the parties hereto irrevocably and unconditionally agrees (i) that, to the extent such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party by pre-paid certified mail with a validated proof of mailing receipt constituting evidence of valid service sent to such party at the address set forth in Section 8 of this Agreement, as such address may be changed from time to time pursuant hereto, and (iii) that service made pursuant to clause (i) or (ii) above

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shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

9.4 Any controversy or claim arising out of or related to any other provision of this Agreement shall be settled by final, binding and non-appealable arbitration in Bexar County, Texas or Wilmington, Delaware by a single arbitrator. Subject to the following provisions, the arbitration shall be conducted in accordance with the applicable rules of JAMS then in effect. Any award entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrator shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration or litigation (including reasonable attorneys’ fees and expenses) and shall share the fees of JAMS and the arbitrator, if applicable, equally.

10. General.

10.1 JURY TRIAL WAIVER.  THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY IS LITIGATED OR HEARD IN ANY COURT.

10.2 Continuation of Employment.  Unless the parties otherwise agree in writing, continuation of the Executive’s employment with the Company beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive’s employment may thereafter be terminated “at will” by the Executive or the Company and Executive will be entitled to fringe benefits which the Executive is eligible to receive for so long as the Executive continues to be employed with the Company and the Executive shall be eligible for severance in accordance with the terms of the Company’s severance policy then in effect. Notwithstanding the foregoing, the Executive shall be subject to the restrictive covenants set forth in Section 5.2 for the Restricted Period or if applicable, the Reduced Restricted Period in accordance with Section 2.2.

10.3 Headings.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.4 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the Executive’s employment by the Company, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the Executive’s employment by the Company and its affiliates including, without limitation, effective as of the Effective Date, the Prior Employment Agreement and any severance, retention, change in control or similar types of benefits. Notwithstanding the preceding sentence, to the extent not yet paid, the Executive will be entitled to receive payment of (i) his Annual Bonus, if any, for 2010 and (ii) amounts payable in accordance with the LTIP, if any with respect to 2008-2010, in each case in accordance with the terms of (and at the times provided for in) the Prior Employment Agreement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

10.5 Assignment.  This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive. The Company and MFW may assign their respective rights, together with their respective obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of the business or assets of MFW or the Company; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

10.6 Waiver.  This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either

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party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

10.7 Withholding Taxes.  The Company may withhold from any amounts payable under this Agreement such federal, state, local and other taxes as may be required to be withheld pursuant to any applicable law or regulation.

11. Subsidiaries and Affiliates.

11.1 As used herein, the term “subsidiary” shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term “affiliate” shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HARLAND CLARKE HOLDINGS CORP.

By:
Name:     Peter Fera

Title:	Chief Financial Officer

M&F WORLDWIDE CORP.

By:
Name:     Barry F. Schwartz

Title:	President and Chief Executive Officer

Charles Dawson

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APPENDIX 2

M&F WORLDWIDE CORP.
2011 Long Term Incentive Plan

ARTICLE 1.
ESTABLISHMENT AND PURPOSE

1.1 Establishment.  The M&F Worldwide Corp. 2011 Long Term Incentive Plan is established effective as of January 1, 2011, subject to approval by the Company’s shareholders. Awards may be made under the Plan prior to shareholder approval of the Plan so long as such Awards are subject to such shareholder approval. Awards may be made under the Plan until December 31, 2016, unless the Plan is terminated earlier by the Board. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

1.2 Purpose.  The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase shareholder value by: (a) strengthening the Company’s capability to develop and maintain a management team; (b) motivating superior performance by means of long-term performance related incentives linked to business performance of the Company or an Affiliate; (c) attracting and retaining qualified personnel by providing incentive compensation opportunities competitive with other similar companies; and (d) enabling officers and other key employees to participate in the long-term growth and financial success of the Company or an Affiliate.

ARTICLE 2.
DEFINITIONS

The following Sections of this Article provide terms used in this Plan, and whenever used herein in a capitalized form, the terms shall be deemed to have the meanings set forth in this Article. In addition, certain other terms used in the Plan but not specifically defined in this Article have the definitions given to them in the first place in which they are used.

2.1 “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.

2.2 “Award” means a grant under the Plan, based upon criteria specified by the Committee. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Agreement containing such additional terms and conditions as the Committee shall deem desirable.

2.3 “Award Agreement” means any agreement, letter or other instrument by which an Award is granted to a Participant.

2.4 “Award Cycle” means any period designated in an Award Agreement as an “Award Cycle.”

2.5 “Award Term” means the period designated in an Award Agreement as the “Award Term.”

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” with respect to any Participant, shall have the meaning set forth in any employment agreement between such Participant and the Company or an Affiliate. Absent such term in any such agreement, and in the case of other Participants who do not have such an agreement, “Cause” shall mean the following: (i) continued neglect by the Participant of the Participant’s duties to the Company or its Subsidiaries, (ii) continued incompetence or unsatisfactory attendance, (iii) conviction of any felony, (iv) violation of the rules, regulations, procedures or instructions relating to the conduct of employees, directors, officers and/or consultants of the Company, (v) willful misconduct by the Participant in connection with the performance of any material portion of the Participant’s duties to the Company or its

Subsidiaries, (vi) breach of fiduciary obligation owed to the Company or commission of any act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Company opportunity, (vii) breach of any provision of an employment agreement or an Award agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation and/or confidentiality provisions, (viii) any act that has a material adverse effect upon the reputation of and/or the public confidence in the Company, (ix) failure to comply with a reasonable order, policy or rule that constitutes material insubordination, (x) engaging in any discriminatory or sexually harassing behavior or (xi) using, possessing or being impaired by or under the influence of illegal drugs or the abuse of controlled substances or alcohol on the premises of the Company or any of its subsidiaries or affiliates or while working or representing the Company or any of its subsidiaries or affiliates. A termination for Cause by the Company of any of the events described in clauses (i), (ii), (iv), (ix), (x) and (xi) shall only be effective on 15 days advance written notification, providing the Participant the opportunity to cure, if reasonably capable of cure within said 15-day period; provided, however, that no such notification is required if the Cause event is not reasonably capable of cure or the Board determines that its fiduciary obligation requires it to effect a termination of the Participant for Cause immediately.

2.8 “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

2.9 “Committee” means the Compensation Committee of the Board or other committee or subcommittee authorized by the Board to administer the Plan

2.10 “Company” means M&F Worldwide Corp., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged, and any assignee of or successor to substantially all of the assets of the Company.

2.11 “Disability” means “Disability” as defined in any existing employment agreement between a Participant and the Company or an Affiliate, or, in the absence of such an employment agreement, a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company, as determined by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.12 “EBITDA” means earnings before interest, taxes, depreciations and amortization, or as specified in any Award Agreement.

2.13 “Eligible Employee” means an Employee who is employed or serves in a position or capacity designated by the Committee as eligible to participate in the Plan.

2.14 “Employee” means any person who is considered to be an employee of the Company or an Affiliate pursuant to its personnel policies.

2.15 “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and who has been selected by the Committee for participation in the Plan.

2.16 “Payout” means the actual amount to be distributed under the Plan to a Participant with respect to the Award Term or an Award Cycle.

2.17 “Performance Goals” means the level of performance for the Award Term or Award Cycle, as determined by reference to one or more of the Performance Measures, the attainment of which results in a right (subject to the provisions of the Plan and the Award Agreement) to receive a Payout for the Award Term or an Award Cycle.

2.18 “Performance Measures” mean the particular performance measures for the Award Term or an Award Cycle determined in the discretion of the Committee, based upon the Committee’s determination of the goals that will further the Company’s corporate objectives. Performance Measures may (i) be based on performance goals for the Company, any Affiliate or any division of the Company or an Affiliate, (ii) be

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relative, absolute or adjusted and (iii) include sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; EBITDA; EBITDA growth; cumulative EBITDA over a period fixed by the Committee; adjusted EBITDA; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company’s or an Affiliate’s (or any division thereof) attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Committee. Unless otherwise specifically defined in the Plan, the foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures and/or acquisitions; and effects of litigation activities and settlements.

2.19 “Plan” means the M&F Worldwide Corp. 2011 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.20 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company and its Affiliates, including, without limitation, death, Disability, dismissal, resignation, or separation from employment as a result of the discontinuance, liquidation, sale or transfer by the Company and or any Affiliate of a business such entity owns or operates.

ARTICLE 3.
ADMINISTRATION

3.1 Committee.  The Plan shall be controlled, managed and administered by the Committee, which shall consist of two or more members. Each member of the Committee shall be a “Non-employee Director” as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any similar rule which may subsequently be in effect (“Rule 16b-3”) and shall be an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the Treasury Regulations promulgated thereunder. The Committee shall have the discretion to interpret the provisions of the Plan, and its interpretations and determinations shall be final and binding on all persons, including the Company, all Affiliates and Participants. The Committee may, from time to time, adopt rules or guidelines with respect to the administration of the Plan and the rights granted hereunder which are consistent with the provisions of the Plan and may amend any and all rules or guidelines previously established. No determination or decision of the Committee shall be subject to de novo court review if the procedures of this Article have been followed by the Committee. Subject to the express provisions of the Plan and to the extent not inconsistent with the provisions of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder regarding performance-based compensation, the Committee may, from time to time, delegate or allocate the performance of any part or all its ministerial duties under the Plan as it considers desirable to such person or persons as it may select. All costs of Plan administration will be paid by the Company.

3.2 Powers of Committee.  For purposes of the Plan, the Committee’s powers shall include, but not be limited to, the following authority, in addition to all other powers provided by, or necessary to administer, the Plan:

3.2.1	to determine the Award Cycle(s), Award Term, Performance Goals, Performance Measures and other criteria for which the Committee has discretion under the Plan;

3.2.2	to select or designate, for the Award Term or any Award Cycle, the Eligible Employees (if any) to become Participants under the Plan;

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3.2.3	to determine the terms and conditions of any Awards granted hereunder and to adjust the terms and conditions of any Award under the provisions of the Plan;

3.2.4	to provide for the forms of Award Agreement to be utilized in connection with the Plan;

3.2.5  to determine the Payout to a Participant and any other right to compensation under the Plan;

3.2.6	to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan;

3.2.7	to sue or cause suit to be brought in the name of the Plan or the Company;

3.2.8	to determine whether and with what effect an individual has incurred a Termination of Employment;

3.2.9	to obtain from Participants such information as is necessary for the proper administration of the Plan;

3.2.10	to execute and file such returns and reports as may be required with respect to the Plan; and

3.2.11	to make any adjustments or modifications permitted under the provisions of the Plan.

ARTICLE 4.
PARTICIPATION, PERFORMANCE MEASURES
AND PERFORMANCE GOALS

4.1 Participation.  The Committee shall select which Eligible Employees will become Participants in the Plan during any given fiscal year the Plan is in effect. The Committee may consider any factors it deems pertinent in selecting an Eligible Employee as a Participant. Upon the selection of the Participants, the Committee shall provide the notices described in Section 4.6 below. A person will become a Participant only upon returning to the Company a signed, written Award Agreement received from the Committee stating the person is a Participant and providing such additional information the Committee deems relevant, including the Award Term and, if applicable, the Award Cycle(s).

4.2 Participation of Newly Hired Employees.  Except as provided in the sole discretion of the Committee, an individual must be an Eligible Employee as of the beginning of an Award Term in order to be selected as a Participant. If an individual first becomes an Eligible Employee after the beginning of an Award Term, the Committee may, in its discretion, designate such new Eligible Employee as a Participant. Unless the Committee, in its sole discretion, determines otherwise, all amounts payable under this Plan to such Participant for the Award Term shall be pro-rated with respect to the date he or she first became an Eligible Employee or such later date as designated by the Committee. The Committee may make such adjustments as it deems appropriate in order to effectuate this Section.

4.3 Payout Amounts.  The Payouts that a Participant is entitled to receive under the Plan for an Award Term or an Award Cycle, upon the achievement of the Performance Goals, will be based upon the amount set forth in an Award Agreement.

4.4 Performance Measures.  The Committee shall establish one or more Performance Measures for the Award Term or an Award Cycle. It is the intent of the Committee that the Performance Goals and Performance Measures established for the Award Term or an Award Cycle will not change during such period. However, certain circumstances identified at the discretion of the Committee may warrant a modification to the Performance Goals and Performance Measures. These circumstances would include, but not be limited to, unforeseen events such as changes in law, regulations, or rulings; changes in accounting principles or practices; or a merger, acquisition, divestiture or other significant transaction. Participants will be notified of any such modification as soon as practicable. Different Performance Measures and/or Performance Goals may be awarded to similarly situated Participants, and the Performance Measures and Performance Goals awarded to one Participant shall not have an effect on or in any way limit the Performance Measures and Performance Goals awarded to any other Participant.

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4.5 Performance Goals.  For any Performance Measure established by the Committee, the Committee shall establish the levels of the Performance Goals. After establishing the Performance Goals for a Performance Measure, the Committee shall have the discretion, where practicable, to provide that the amounts payable in respect of the Performance Goals shall be prorated if the actual performance for the Award Term is between the Performance Goals established by the Committee.

4.6 Notice of Participation.  After an Eligible Employee has been designated as a Participant, the Committee shall provide such Participant with an Award Agreement setting forth the Payment Value, the Award Term, the Award Cycle(s) during the Award Term, if any, the Performance Measure(s) and the Performance Goal(s).

ARTICLE 5.
CALCULATING THE PAYOUT

5.1 General.  As soon as practicable following the end of the Award Term or an Award Cycle, as applicable, the Committee shall calculate the Payout to each Participant based upon the actual performance of the Company and the Performance Measure(s) and Performance Goal(s) for such period.

5.2 The Payout.  The actual Payout amount to be distributed with respect to an Award Term or Award Cycle, as applicable, may range over a set of compensation values determined by the Committee, as further described in this Section and in an Award Agreement. The amount payable to a Participant shall not exceed the Maximum Payment applicable to such Participant. If the actual performance during the Award Term or an Award Cycle, as applicable, shall be less than the minimum Performance Goal(s) for any Performance Measure(s), the Payout shall be zero.

ARTICLE 6.
PAYMENT OF BENEFITS

6.1 Normal Payout.  Except as otherwise provided in the Plan or an Award Agreement, and subject to the condition of continued employment with the Company or an Affiliate, as set forth in Section 6.2 below, the Payout to a Participant for the Award Term or an Award Cycle shall be made on the date that is two and one-half months following the close of the Award Term or such Award Cycle in the form described in Section 6.4; provided, however, that the Committee may, in its discretion, defer payment until audited financial data is available (but in any event no later than the end of the calendar year after such Award Term or Award Cycle ends) unless such deferral would cause any such payment to be subject to additional taxes pursuant to Code Section 409A. Except as otherwise provided in the subsequent Sections of this Article 6 or in an Award Agreement, each Participant shall receive a payment equal to the full value of his or her Payout for the Award Term or applicable Award Cycle. Payouts under this Section 6.1 are conditioned upon the Participant’s compliance with any non-compete, non-solicitation and/or confidentiality provision in any written agreement or policy between the Participant and the Company or its subsidiaries and Affiliates. Unless the Committee provides otherwise in writing, upon the date of any violation of any such non-compete, non-solicitation and/or confidentiality provision, the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under this Section 6.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company during the Award Term, in addition to any other rights and remedies available to the Company or an Affiliate as set forth in such Participant’s Award Agreement.

6.2 Forfeiture.  Unless an applicable Award Agreement provides otherwise, if a Participant initiates a Termination of Employment with the Company for any reason other than for death or due to Disability, or the Participant incurs a Termination of Employment for Cause, unless the Committee provides otherwise in writing, the Participant shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under Section 6.1 shall immediately and automatically be forfeited, whether or not such Termination of Employment occurs before the end of the Award Term.

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6.3 Disability or Death.  Unless an applicable Award Agreement provides otherwise, a Participant’s Termination of Employment with the Company under the circumstances set forth in this Section 6.3 shall not result in the forfeiture of the Participant’s Payout or the right to receive a Payout under the Plan. Unless an applicable Award Agreement provides otherwise, if the Participant incurs a Termination of Employment with the Company that is the result of the Participant’s death or Disability, then, on the date the Payout would have been made if the Participant had not incurred a Termination of Employment prior to that date, the Participant shall receive a payment equal to the Payout multiplied by a fraction, the numerator of which is the number of days from January 1, 2011 through the date on which the Participant incurred a Termination of Employment and the denominator of which is the number of days in the Award Term or Award Cycle, as applicable.

6.4 Form of Payment.  Any Payout shall be made in cash in a single lump sum.

6.5 Deferral of Payout.  If so permitted by the Committee, a Participant may elect to defer receipt of all or a portion of a Payout pursuant to the terms of any deferred compensation plan maintained by the Company or an Affiliate in which such Participant participates or as otherwise permitted by the Committee.

ARTICLE 7.
AMENDMENT OR TERMINATION

7.1 Amendment or Termination.  The Board or the Committee may amend, alter, or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law (including without limitation, Section 409A of the Code), or (b) made to permit the Company a deduction under applicable tax law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose.

ARTICLE 8.
GENERAL PROVISIONS

8.1 Nonalienation of Plan Benefits.  A Participant or beneficiary may not sell, assign, margin, transfer, pledge, encumber, convey, gift, hypothecate or otherwise dispose of any interest in a Payout or the right to receive Payout under this Plan, either voluntarily or involuntarily, except by will, by the laws of descent or distribution, or as set forth in Section 6.3 above.

8.2 No Employment Rights.  Under no circumstances shall the terms of employment of any Participant be modified or in any way affected by the establishment or continuance of this Plan. The maintenance of this Plan shall not constitute a contract of employment. The Plan will not give any Participant a right to be retained in the employment of the Company or its Affiliates.

8.3 No Personal Liability.  To the extent permitted by law, no person (including any member of the Committee or any present or former employee of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.

8.4 Final Decisions.  Any ruling, regulation, procedure or decision of the Committee shall be conclusive and binding upon all persons affected by this Plan.

8.5 Withholding of Taxes.  The Company shall deduct from any Payout such amount as the Company, in its sole discretion, deems proper to protect it against liability for the payment of taxes, and out of the money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant or his or her beneficiary, as the case may be.

8.6 Applicable Law.  The Plan and all Awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable

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subdivision thereof. The Plan shall be construed to comply with all applicable laws and to avoid liability to the Company or a Participant.

8.7 Successors.  The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

8.8 Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth herein.

8.9 Provisions Relating to Code Section 162(m).  The Plan and any Award to any Participant who is (or who, in the judgement of the Committee, could reasonably be expected at the time of any payment of the Award to be) a “Covered Employee” (as defined in Section 162(m)(3) of the Code) (any such Participant, an “Applicable Participant”) under the Plan shall be administered, and the provisions of the Plan and each Award Agreement with an Applicable Participant shall be interpreted, in a manner consistent with the requirements of Code Section 162(m) and the Treasury Regulations promulgated thereunder. If any provision of the Plan or any Agreement relating to an Award to such a Participant does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(c) and the Treasury Regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements, if any such construction or deemed amendment can satisfy Code Section 162(m) and the Treasury Regulations promulgated thereunder. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to avoid the disallowance of a tax deduction for the Company or an Affiliate:

8.9.1	Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall determine the Participants who are Applicable Participants who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation. Any Award intended to constitute qualified performance-based compensation shall be designated in writing as such by the Committee at the time it is granted.

8.9.2	For Awards that are designated as “performance-based compensation” (as that term is used in Code Section 162(m)) in accordance with Section 8.9.1 above, no more than $15,000,000 (the “Maximum Payment”) may be subject to any such Award granted to any Applicable Participant and payable with respect to the Award’s entire Award Term. In the manner required by Code Section 162(m) and the Treasury Regulations promulgated thereunder, the Committee shall, promptly after the date on which the necessary financial and other information for the Award Term or an Award Cycle becomes available, certify the extent to which Performance Goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Code Section 162(m) and the Treasury Regulations promulgated thereunder. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Award intended to qualify as “performance-based compensation” under Code Section 162(m) and the Treasury Regulations promulgated thereunder.

8.9.3	Notwithstanding any other provision of this Plan to the contrary (including, without limitation, Section 4.5), with respect to any Award granted to an Applicable Participant: (i) the Performance Goals and Performance Measures established for the Award Term or an Award Cycle shall not change during such period but may be adjusted to take into account significant corporate events (including mergers, acquisitions and divestitures), and (ii) the terms of the award shall specify at the time of grant whether amounts payable pursuant to the Award will or

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will not be prorated if actual performance for the Award Term is between the applicable Performance Goals established by the Committee.

8.10 Unsecured Interest.  No Participant in the Plan shall have any interest in any fund or specific asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any Payout thereunder, and there shall be no required funding of amounts, which may become payable to any Participant.

8.11 Offset.  Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any Payout due under this Plan unless prohibited under Section 409A of the Code, and no Payout shall be made under this Plan unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

8.12 Indemnification.  The officers and directors of the Company, as well as the Committee members, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding (collectively, a “Proceeding”) to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgement in any such Proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, an officer, director or Committee member who initiates a Proceeding against the Company shall not be indemnified pursuant to this Section 8.12, unless such indemnification is approved in advance in writing by the Company.

8.13 Obligation.  The Plan shall be sponsored by the Company and administered by the Committee, provided however that the obligation for the payment of the Payout, if any, shall be solely an obligation of Harland Clarke Holdings Corp. (a subsidiary of the Company), unless otherwise provided in an Award Agreement, and the Company shall not have any obligation for any payment with respect to the Plan.

8.14 Headings.  The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

8.15 Gender and Number.  Words denoting the masculine gender includes the feminine gender, and the singular shall include the plural and the plural shall include the singular wherever required by the context.

8.16 Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with or be exempt from Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments. To the extent a Participant would otherwise be entitled to any payment or benefit under this Plan, which constitutes (i) a “deferral of compensation” which would be due or payable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code and as determined by the Committee), (ii) subject to Section 409A of the Code and (iii) if paid during the six (6) months beginning on the date of termination of the Participant’s employment would be subject to the Section 409A additional tax because the Participant is a “specified

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employee” (within the meaning of Section 409A of the Code and as determined by the Committee), then if such six month delay is required to avoid the Section 409A additional tax the payment or benefit will be paid or provided to the Participant on the earlier of the first day following the six (6) month anniversary of the Participant’s termination of employment or death.

8.17 Clawback.  Notwithstanding anything to the contrary contained herein, unless specifically provided otherwise in an Award agreement, the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Unless specifically provided otherwise in an Award agreement, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain or profit or other benefit realized on the Payout of such Award, and must repay the gain or profit or other benefit to the Company. Unless specifically provided otherwise in an Award agreement, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

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APPENDIX 3

AUDIT COMMITTEE

In accordance with the By-Laws of M & F Worldwide Corp. (the “Company”) and applicable laws, rules and regulations, there will be a standing committee of the Board of Directors of the Company (the “Board”) known as the Audit Committee (the “Committee”).

I.	PURPOSE

The primary objective of the Committee is to assist the Board in fulfilling the Board’s oversight responsibilities with respect to (a) the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public, (b) the Company’s financial reporting process, (c) its systems of internal accounting and financial controls, (d) its compliance with legal and regulatory requirements, (e) the independent auditors’ qualifications, independence and performance, (f) the performance of the Company’s internal audit function and (g) any other matter required of the Committee pursuant to the listing standards of the New York Stock Exchange (the “NYSE”) or under applicable law. Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. Consequently, it is not the duty of the Committee to plan or conduct audits; to otherwise investigate the Company’s affairs; to assure compliance with law or Company policy; or to determine that the Company’s financial statements and disclosures are complete and accurate, fairly present the Company’s financial condition, results of operations or cash flows, or are in accordance with those accounting principles generally accepted in the United States (“GAAP”) or applicable laws, rules and regulations. These are the responsibilities of management and the independent auditors.

II.	ORGANIZATION

1. Generally.

a. Composition.  The Committee will consist of three or more Directors of the Company as set by the Board from time to time, each of whom should satisfy the qualifications discussed in Paragraph 2 below. The Board will appoint the members of the Committee as needed to fill any vacancy, upon the recommendation of the Nominating/Governance Committee. Unless removed by the Board, each member may serve for as long as he or she is a Director.

b. Committee Chair.  The Committee will have a Chairman, who may be any member of the Committee that the Board shall from time to time select. The Chairman may resign the chair without resigning from the Committee.

c. Quorum.  Unless otherwise provided in the By-Laws of the Company, a quorum of the Committee will consist of two members, whether or not the Chairman of the Com-mittee shall be present.

d. Delegation of Authority.  The Committee may form subcommittees and delegate authority to subcommittees or its Chairman when appropriate. In particular, the Committee shall permit the Chairman to “pre-approve” certain audit-related and non-audit-related matters pursuant to Sections 10A(h) and (i) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002) to the extent permitted by law or applicable SEC regulation. The Chairman shall report to the Committee any action he or she may have taken since a Committee meeting pursuant to any grant of delegated authority at the Committee’s next meeting.

2. Qualifications of Members of the Committee.  Each member of the Committee, and where applicable the Committee as a whole, should, at the time being considered for appointment and at all times thereafter, satisfy the following criteria:

a.	Independence. Each member of the Committee must be “independent” within the meaning of the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”) pertaining to audit committees.

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b.	Financial Literacy. To the extent required by applicable laws or the NYSE listing standards, each member of the Committee must be financially literate, as such qualification is determined from time to time by the Company’s Board in the exercise of its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

c.	Accounting or Related Financial Management Expertise. To the extent required by applicable laws or the NYSE listing standards, at least one member of the Committee must have accounting or related financial management expertise, as such qualification is determined from time to time by the Company’s Board in the exercise of its business judgment, provided that the Board may presume that a member who qualifies as an “audit committee financial expert,” as discussed below, has the requisite accounting or related financial management expertise.

d.	Audit Committee Financial Expert. While not a requirement for membership on the Committee, it is the Board’s view that, if possible, it is desirable to have at least one “audit committee financial expert” serving on the Committee, as such term is defined in the applicable SEC rules.

e.	Membership on Other Audit Committees. In selecting members of the Committee, the Board should consider whether a potential member serves on the audit committee of more than two other public companies and, if so, whether such simultaneous service would impair the ability of the Director to serve effectively on the Committee. Service under these circumstances must be disclosed in the Company’s annual proxy statement to the extent required by applicable laws or the NYSE listing standards.

III.  MEETINGS

The Committee will meet as often as it determines is necessary or desirable, but not less frequently than quarterly. To foster open communication, the Committee will endeavor to meet with management, the head of the internal audit function and the senior independent auditors in separate executive sessions to discuss any matter that the Committee or each of these groups believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee may from time to time decide to act by unanimous written consent in lieu of a meeting.

The Chairman of the Committee will (a) in consultation with the Company’s Secretary, set the time and place of Committee meetings and notify members of meetings, (b) preside at meetings and (c) in consultation with the other members of the Committee and the Company’s Secretary, set the agenda of items to be addressed at each upcoming meeting. Each member of the Committee may suggest the inclusion of items on such agenda, and may raise at any Committee meeting appropriate and relevant business subjects that are not on the agenda for that meeting. The Chairman of the Committee and the Company’s Secretary will endeavor to ensure, to the extent feasible, that the agenda for each upcoming meeting of the Committee is circulated to each member of the Audit Committee in advance of the meeting.

IV.	AUTHORITY AND RESPONSIBILITIES

The Committee will, to the extent consistent with applicable law or the NYSE listing standards, have the following authority and principal responsibilities:

1. Independent Auditor.  With respect to the independent auditor, the Committee will:

a.	Be directly and solely responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”), including the Company’s independent auditor for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for the Company. Such registered public accounting firms will report directly to the Committee, and the Committee will be directly responsible for resolving any disagreement between management and the independent auditor regarding financial reporting.

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b.	Review in advance, and grant any appropriate pre-approval of, (i) all proposed auditing services to be provided by the independent auditor and (ii) all proposed non-audit services to be provided by the independent auditor as permitted by applicable law, and in connection therewith to approve all fees and other terms of engagement, as required by applicable law and subject to the exemptions provided in the SEC’s or PCAOB’s rules.

c.	At least annually, obtain and review a report from the independent auditor describing (i) the independent auditor’s internal quality control procedures, (ii) any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue, and (iii) all relationships between the independent auditor and the Company.

d.	Periodically review with the independent auditor any problem or difficulty encountered during the course of the audit, including any restriction on the scope of work or access to required information, and management’s response.

2. Review of Financial Statements and Other Financial Oversight.

The Committee will:

a.	Discuss with management and the independent auditor the Company’s annual audited and quarterly unaudited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

b.	Render the audit committee report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement and any other report of the Committee required by applicable law or the NYSE listing standards.

c.	Discuss generally the Company’s earnings press releases, as well as the type of financial information and earnings guidance provided to analysts or rating agencies.

d.	Review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit step adopted in light of any material control deficiency.

e.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues, if any, and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

f.	Review the effect of regulatory and accounting initiatives, as well as any off-balance sheet structure, on the Company’s financial statements.

g.	Meet separately, periodically, with the Company’s management, with the personnel implementing the Company’s internal audit function and with the Company’s independent auditor.

3. Internal Controls.  With respect to the internal audit function and internal controls, the Committee will:

a.	Review on an annual basis the composition, functions, staffing, budget and performance of the internal audit function.

b.	Discuss the Company’s risk assessment and risk management guidelines and policies.

4. Complaint Procedures.  The Committee will:

a.	Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

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and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

b.	Have the power to investigate any matter brought to its attention and the right to obtain full access to all books, records, facilities and personnel of the Company.

5. Other Responsibilities.  The Committee will:

a.	(i) Review and advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct (the “Code”); (ii) obtain reports from management, the head of the Company’s internal audit function and the independent auditor concerning any issue of which they are aware concerning compliance with the Code; (iii) approve, if the Board has not done so, any appropriate waiver of the Code for (A) the Company’s executive officers and directors or (B) in the case of the portion of the Code entitled “Code of Ethics for Senior Financial Officers,” the Company’s Senior Financial Officers (as defined in the Code); provided, however, that any such waiver shall be promptly disclosed as required by law or any listing standard of the NYSE.

b.	Establish policies with respect to the hiring of employees or former employees of the independent auditor who have participated in any capacity in the Company’s audit.

c.	Endeavor to evaluate at least annually whether any change to this Charter is necessary or appropriate.

d.	Report orally or in writing to the Board concerning each meeting of the Committee as it deems necessary or appropriate.

e.	Review its own performance annually.

f.	Perform any other activity consistent with this Charter and the Company’s By-Laws or as are required under applicable law or the NYSE listing standards, as in effect from time to time.

V.  RESOURCES

The Committee will have the authority to retain independent legal, accounting and other advisors and consultants, as appropriate, to advise the Committee or its subcommittees as they determine necessary to carry out their duties, without seeking Board or management approval. The Committee will determine the extent of funding necessary for payment of compensation by the Company to the independent auditor for its work in preparing or issuing the annual audit report or for providing any other permissible audit-related or non-audit service and to any independent legal, accounting and other advisor or consultant retained to advise the Committee or its subcommittees, which funds will be provided by the Company. The Company will also reimburse ordinary administrative expenses of the Committee.

Publication Date: January 2, 2004

4

M & F WORLDWIDE CORP. COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2011 The undersigned appoints Barry F. Schwartz, Michael C. Borofsky and Edward P. Taibi, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of M & F Worldwide Corp. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2011 on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof. The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares “FOR” election of the persons nominated as directors by the Board of Directors; FOR approval of certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Code; FOR approval of the 2011 LTIP for purposes of allowing compensation paid pursuant to the 2011 LTIP to be deductible under Section 162(m) of the Code; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR the approval of an advisory vote on executive compensation to be held every three years; and “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2011. If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF M & F WORLDWIDE CORP. May 19, 2011 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 19, 2011. The proxy statement and our Annual Report on Form 10-K are available at http://mandfworldwide.com/Financial_reporting/proxy_materials.htm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530030030403000000 4 051911 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 6 AND “3 YEARS” ON PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect as directors of M & F Worldwide Corp. (the “Company”) for terms expiring in 2014 and until their successors are duly elected and qualified. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Philp E.Beekman William C.Bevins Viet D. Dinh John M. Keane Stephen G. Taub INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To approve certain bonus arrangements for Charles T. Dawson for purposes of allowing such compensation to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. FOR AGAINST ABSTAIN 3. To approve the M&F Worldwide Corp. 2011 Long Term Incentive Plan for purposes of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. FOR AGAINST ABSTAIN 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 5. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. 1 year 2 years 3 years ABSTAIN 6. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2011. FOR AGAINST ABSTAIN 7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.